                                                                  Exhibit 10.17

                                  OFFICE LEASE

                                    between

              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,
            not personally, but as Trustee under Trust No. 107101-01
                                   (Landlord)

                                      and

                       Galileo International Partnership
                       ----------------------------------


                       ----------------------------------
                                    (Tenant)

                               TABLE OF CONTENTS

                                  OFFICE LEASE




Article         Title                                       Page
-------         -----                                       ----
  1             Definitions                                   1

  2             Premises                                      2

  3             Term                                          2

  4             Rental                                        2

  5             Security Deposit                              6

  6             Use of Premises                               6

  7             Utilities and Services                        7

  8             Maintenance and Repairs                       8

  9             Alterations, Additions and Improvements       8

 10             Indemnification and Insurance                 9

 11             Damage or Destruction                        11

 12             Condemnation                                 12

 13             Relocation                                   12

 14             Assignment and Subletting                    12

 15             Default and Remedies                         14

 16             Attorneys' Fees; Costs of Suit               16

 17             Subordination and Attornment                 16

 18             Quiet Enjoyment                              16

 19             Parking                                      17

 20             Rules and Regulations                        17

 21             Estoppel Certificates                        17



Article         Title                                       Page
-------         -----                                       ----
 22             Entry by Landlord                            17

 23             Landlord's Lease Undertakings-Exculpation
                from Personal Liability; Transfer of
                Landlord's Interest                          18

 24             Holdover Tenancy                             19

 25             Notices                                      19

 26             Brokers                                      19

 27             Miscellaneous                                19





                                    EXHIBITS


Exhibit A               Floor Plan    A-1 Concourse Level
                                      A-2 3rd Floor
                                      A-3 4th Floor
                                      A-4 10th Floor

Exhibit B               Work Letter Agreement

Exhibit C               Rules and Regulations

                        [Intentionally Omitted]

Exhibit E               The Second Floor Temporary Space

Exhibit F               HVAC Temperature Specifications

Exhibit G               Current Janitorial and Cleaning Specifications

Exhibit H               The Eleventh Floor Temporary Space



                                  OFFICE LEASE
                          ORCHARD POINT OFFICE CENTER
                               ROSEMONT, ILLINOIS


        THIS OFFICE LEASE ("Lease"), dated March 31, 1995, is made and entered into by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally, but as Trustee under Trust No. 107101-01 ("Landlord") and Galileo International Partnership, a Delaware general partnership ("Tenant") upon the following terms and conditions:

                            ARTICLE I -- DEFINITIONS

        Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein;

        1.01 Building. The term "Building" shall mean that certain office building located at 9700 Higgins Road in Rosemont, Illinois, commonly known as Orchard Point Office Center together with all related land, improvements, parking facilities, common areas, driveways, sidewalks and landscaping.

        1.02 Premises. The term "Premises" shall mean certain space on the concourse level and the 3rd, 4th and 10th floors of the Building, as more particularly outlined on the drawings attached hereto as Exhibit A and incorporated herein by reference. As used herein, "Premises" shall not include any storage area in the Building (except for the "Storage Space" described in Article XXXIII of this Lease) which shall be leased or rented pursuant to separate agreement.

        1.03 Rentable Area of the Premises. The term "Rentable Area of the Premises" shall mean 85,521 square feet (concourse level: 3,584; 3rd and 4th
Floors: 58,488; 10th Floor: 23,449) which Landlord and Tenant have stipulated as the Rentable Area of the Premises.

        1.04 Lease Term. The term "Lease Term" shall mean the period between the Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated or renewed as otherwise provided in this Lease. (See Article XXXII for Tenant's "Renewal Option".)

        1.05 Commencement Date. Subject to adjustment as provided in Article 3, the term "Commencement Date" shall mean April 1, 1995.

        1.06 Expiration Date. The term "Expiration Date" shall mean March 31, 2000.

        1.07 Base Rent. The term "Base Rent" shall mean the amounts set forth in Insert No. 1 of the Rider attached herein (the "Rider") and shall be subject to adjustment as provided in Article IV of this Lease.

        1.08 Tenant's Percentage Share. The term "Tenant's Percentage Share" shall mean Thirty-One and eleven hundredths percent (31.11%) with respect to Property Taxes and Operating Expenses (as such terms are hereinafter defined) and with respect to Tenant's law compliance obligations under Section 602(C) of this Lease. (See Insert 1.08 on Page 1A)

        1.09  [Intentionally Omitted].

        1.10 Tenant's Permitted Use. The term "Tenant's Permitted Use" shall mean general office use and related incidental office use and no other use. (See Insert 1.10 on Page 1A.)

        1.11 Tenant's Parking Stalls. The term "Tenant's Parking Stalls" shall mean 8 parking stalls in the Building's garage and 2 parking stalls in the Building's surface parking lot. (See Insert No. 5 in the Rider)

        1.12 Business Hours. The term "Business Hours" shall mean the hours of 8:00 A.M. to 6:00 P.M., Monday through Friday, and 8:00 A.M. to 1:00 P.M., Saturdays (federal and state holidays excepted).

        1.13 Landlord's Address For Notices. The term "Landlord's Address for Notices" shall mean Heitman Properties Ltd., 9700 Higgins Road, Rosemont, Illinois 60018, Attn: Property Manager, with a copy to Heitman Properties Ltd., 180 North LaSalle Street, Suite 3600, Chicago, Illinois 60601, Attn: Property Management.

                                                                       10/18/93

                                  Insert 1.08

        Landlord and Tenant agree that Tenant's Percentage Share may change from time to time if (and only if) (i) Landlord increases or decreases the size of the Building, (ii) Tenant leases additional space in the Building, or (iii) Tenant ceases to lease any portion of the Premises as permitted or provided for elsewhere in this Lease.

                                  Insert 1.10

        As used in Section 1.10, the phrase "related incidental office use" shall mean that portions of the Premises may be used for computer, data and word processing, bookkeeping, training, classrooms and auditoriums; provided, however, that training, classrooms and auditorium use shall be (i) solely for Tenant's employees and customers and (ii) conducted without creating noise levels that interfere with other tenants of Building. Without limiting the foregoing, Tenant may use no more than an aggregate amount of twenty thousand (20,000) rentable square feet of space in the Premises for training, classroom and auditorium use (or any combination thereof).

                                       1A

        1.14 TENANT'S ADDRESS FOR NOTICES. The term "Tenant's Address for Notices" shall mean Galileo International Partnership, 5350 S. Valentia Way, Englewood, Colorado 80111, Attn: Manager of Administration, with a copy to Galileo International Partnership, 9700 Higgins Road, Rosemont, Illinois 60018,
Attn: Legal Dept.

        1.15 BROKERS. The term "Brokers" shall mean Goldie B. Wolfe and Company and Heitman Properties Ltd.

        [Intentionally Omitted]

                             ARTICLE II - PREMISES
        2.01 LEASE OF PREMISES. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease.

        2.02 ACCEPTANCE OF PREMISES. Tenant acknowledges that except and only to the extent expressly provided elsewhere in this Lease, Landlord has not made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's Permitted Use or for any other purpose. Tenant agrees to accept the Premises in its "as is" condition without any credit or allowance from Landlord with respect to the improvement thereof.

                               ARTICLE III - TERM
        3.01 Except as otherwise provided in this Lease, the Lease Term shall be for the period described in Section 1.04 of this Lease, commencing on the Commencement Date described in Section 1.05 of this Lease and ending on the Expiration Date described in Section 1.06 of this Lease; provided, however, that, if, for any reason, Landlord is unable to deliver possession of the Premises on the date described in Section 1.05 of this Lease, Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but, rather, the Lease Term shall commence upon, and the Commencement Date shall be, the date that possession of the Premises is so tendered to Tenant (except for Tenant-caused delays which shall not be deemed to delay commencement of the Lease Term), and the Expiration Date described in Section
1.06 of this Lease shall be extended by an equal number of days. (See Insert
3.01 on Page 2.)
                              ARTICLE IV - RENTAL

        4.01  DEFINITIONS. As used herein,
              (A) "Property Taxes" or "Taxes" shall mean the aggregate amount of all real estate taxes, assessments (whether they be general or special), sewer rents and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, transfer taxes, corporate taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord's gross income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which Landlord shall pay or become obligated to pay in connection with the Building, or any part thereof. Taxes shall include all fees and costs, including reasonable attorneys' fees, appraisals and consultants' fees, incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Taxes for any calendar year shall be Taxes which are due for payment in such year, rather than Taxes which are assessed or become a lien during such year. If at any time during the Lease Term the method of taxation then prevailing shall be altered so that any new tax, assessment, levy, imposition or charge shall be imposed upon Landlord in place or partly in place of any such Taxes, or contemplated increase in any such Taxes, and shall be measured by or be based in whole or in part upon the Building or the rents or other income from the Building, then all such new taxes, assessments, levies, impositions or charges, to the extent that they are so measured or based, shall be included in Taxes to the extent that such items would be payable if the Building was the only property of Landlord subject to same and the income received by Landlord from the Building was the only income of Landlord. Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord used in connection with the Building. Property Taxes shall be appropriately reduced (or refunded to Tenant, as applicable) with respect to any refunds received by Landlord during the Lease Term or within nine (9) months after the expiration of the Lease Term for any over-payments of Property Taxes actually paid during the Lease Term (the foregoing obligation regarding reduction and refund of Property Taxes shall survive the termination or expiration of the Lease or the Lease Term). (See Insert 4.01[A] on Page 2A)

                                  Insert 3.01

        Landlord agrees that if Landlord is unable to deliver the Premises to Tenant on the Commencement Date for any reason other than (i) the occurrence of an event caused by Tenant or (ii) the retention of possession by an occupant claiming by, through or under Tenant, then anything set forth in that certain Partial Lease Termination Agreement and Assignment of Lease of even date herewith between Landlord and Tenant (the "Termination Agreement") to the contrary notwithstanding, the lease termination provided for in the Termination Agreement and the payment by Tenant to Landlord of the termination fee provided for in the Termination Agreement shall be deferred until such time as Landlord is able to deliver possession of the Premises to Tenant.

                                 Insert 4.01(A)

        (A) Landlord agrees that "Property Taxes" shall not include late payment penalties or interest on delinquent tax payments, and Landlord further agrees that if and to the extent any component of "Property Taxes" can be paid in installments without incurring late payment penalties or delinquency interest, Landlord shall pay such components of "Property Taxes" in the maximum allowable number of installments.

        (B) Landlord further agrees that neither "Property Taxes" nor "Operating Expenses" shall include the following:

                (i) impact fees for any capital improvements or capital expenditures other than (x) any capital improvement made after the date of this Lease which is intended to reduce or which actually reduces Operating Expenses, or (y) any expenditures made pursuant to
        Section 6.02(C) of this Lease (in each such case impact fees shall be chargeable as provided in Section 4.01(B) (xii) or 6.02(C), as the case may be); or

                (ii) any prepaid attorneys' fees for services rendered to achieve a reduction in Property Taxes to the extent such fees are attributable to a reduction in the Property Taxes which become payable after the expiration of the Lease Term.

                                       2A

        (B) "Operating Expenses" shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, insurance, management, replacement and repair of the Building (excluding Property Taxes) including without limitation:

                (i) Premiums for property, casualty, liability, rent interruption or other types of insurance carried by Landlord.
                (ii) Salaries, wages and other amounts paid or payable for personnel including the Building manager, superintendent, operation and maintenance staff, and other employees of Landlord involved in the maintenance and operation of the Building, including contributions and premiums towards fringe benefits, unemployment, disability and worker's compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or property managers engaged in the operation, repair, care, maintenance and cleaning of any portion of the Building (provided, that such salaries, wages and other amounts shall be prorated appropriately for employees of Landlord or its agent that perform such services for other properties).
                (iii) Cleaning expenses, including without limitation janitorial services, window cleaning, and garbage and refuse removal.

                (iv) Landscaping expenses, including without limitation irrigating, trimming, mowing, fertilizing, seeding, and replacing plants.

                (v) Heating, ventilating, air conditioning and steam/utilities expenses, including fuel, gas, electricity, water, sewer, telephone, and other services.

                (vi) Subject to the provisions of Section 4.01(B)(xii) below, the cost of maintaining, operating, repairing and replacing components of equipment or machinery, including without limitation heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, escalator, sprinklers, fire/life safety, security and energy management systems, including service contracts, maintenance contracts, supplies and parts.

                (vii) Other items of repair or maintenance of elements of the Building.

                (viii) The costs of policing, security and supervision of the Building.

                (x) The cost of the rental of any machinery or equipment and the cost of supplies used in the maintenance and operation of the Building.
                (xi) Seventy-five percent (75%) of the audit fees and of the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Building.
                (xii) The costs of improvements, repairs, or replacements to the Building or the equipment or machinery used in connection with the Building if the capital improvement is made after the date of this Lease and is intended to reduce or actually reduces Operating Expenses; provided, however, any such costs which are properly charged to a capital account shall not be included in Operating Expenses in a single year but shall instead be amortized on a straight-line basis over their useful lives, as determined by the Landlord in accordance with generally accepted accounting principles, and only the annual amortization amount (not to exceed the amount of the annual reduction in Operating Expenses or the annual reduction in known increases in Operating Expenses, as the case may be, resulting from such improvement) shall be included in the Operating Expenses for a particular year.
                (xiii)  Legal fees and expenses.
                (xiv) A fee for the administration and management of the Building appropriate to the first class nature of the Building as reasonably determined by the Landlord from time to time. (See item [v] on Page 3A for limitation thereof during the first five (5) years of the Lease Term)

        Operating Expenses shall not include costs of alteration of the premises of tenants of the Building, depreciation charges, interest and principal payments on mortgages, ground rental payments, real estate brokerage and leasing commissions, expenses incurred in enforcing obligations of tenants of the Building, salaries and other compensation of executive officers of the managing agent of the Building senior to the Building manager, costs of any special service provided to any one term of the Building but not to tenants of the Building generally, and costs of marketing or advertising the Building. (See Insert 4.01[B] on Page 3A)

                                 Insert 4.01(B)

        Operating Expenses also shall not include the following costs and expenses:

                (i) expenses relating to the leasing of space in the Building (including, without limitation, tenant improvements, leasing commissions and advertising and promotional expenses incurred in connection with the listing of available space in the Building [i.e. -- "open houses" and/or "brokers parties"]);

                (ii) legal fees and disbursements incurred in connection with negotiation of space leases in the Building;

                (iii) the cost of electricity or any other utility which is separately metered to a tenant of the Building and for which such tenant pays the utility provider directly or for which Landlord is reimbursed by such tenant (other than through Tax and Operating Expense Adjustments [or the equivalent of Tax and Operating Expense Adjustments] collected from tenants in the Building, including Tenant);

                (iv) debt service costs on mortgages and other liens encumbering the Building or any part thereof or the land on which the Building is erected;

                (v) management fees paid with respect to management of the Building for any of the first five (5) years of the Lease Term if and to the extent said fees during such year exceed three percent (3%) of the gross revenues of the Building during such year;

                (vi) costs of preparing tenantable space for a tenant's occupancy or lease renewal or extension and costs of relocating tenants of the Building;

                (vii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord for profit (as distinguished from those concessions operated as Building amenities);

                (viii) late payment penalties or interest charged for the delinquent payment of any Operating Expenses;

                (ix) expenditures for acquisition or leasing of sculptures, paintings or other objects of art;

                (x) brokerage commissions, legal costs (including, without limitation, attorneys' fees and disbursements) and other costs incurred in connection with any transfer or disposition of all or any part of the Building or any interest therein or in Landlord or any entity comprising Landlord provided any increase in Property Taxes resulting from such transfer or disposition may be included in Property Taxes);


                                       3A

     (xi) any cost representing any amount paid or allocated to any affiliate of Landlord to the extent the same is in excess of the amount which would have been paid in the absence of such relationship;

     (xii) costs incurred in the removal, containment, encapsulation or disposal of any Hazardous Material (other than any Tenant's Hazardous Material or any other Hazardous Materials placed, stored, used, disturbed, or generated by Tenant in the Premises or in the Building, which cost shall be Tenant's sole liability as herein provided), provided that if such costs arise as a Landlord expenditure pursuant to Section 6.02(C) below to eliminate Hazardous Materials previously lawfully used in the operation of the Building, such costs shall be chargeable as provided in Section 6.02(C);

     (xiii) any expenditure which would otherwise be an Operating Expense to the extent Landlord is actually reimbursed therefor by condemnation award or insurance proceeds or by refund, credit, warranty, service contract or otherwise;

     (xiv) any fines or penalties incurred as a result of violation by Landlord of any law, order, rule or regulation of any authority;

     (xv) attorneys' fees and disbursements and court costs incurred in connection with disputes with tenants of the Building, unless such disputes relate to Landlord's enforcement of the rules and regulations of the Building;

     (xvi) costs incurred to correct latent defects in the construction of the Building which are covered by enforceable warranties;

     (xvii) any portion of any insurance deductible which exceeds a commercially reasonable deductible for such type of insurance;

     (xviii) any equipment or other items leased by Landlord which, if purchased by Landlord, would constitute capital items the cost of which could not be included in Operating Expenses pursuant to Section 4.01(B)(xii) or 6.02(C); and

     (xix) except if and then only to the extent expressly allowed pursuant to Section 4.01(B)(xii) of the form portion of this Lease or Section 6.02(C) of this Lease (and subject to the respective terms thereof), any expenditure relative to the Building that, in accordance with generally accepted accounting principles, constitutes or is generally treated as a capital expense.

                                       3B

        If the Building does not have at least ninety-five percent (95%) occupancy during an entire calendar year, then the variable cost components of "Operating Expenses" shall be equitably adjusted so that the total amount of Operating Expenses equals the total amount which would have been paid or incurred by Landlord had the Building been one hundred percent (100%) occupied for the entire calendar year. If the Building does not have at least eighty-five percent (85%) occupancy during an entire calendar year, then at Landlord's option the variable components of Property Taxes shall be equitably adjusted so that the total amount of Property Taxes equals eighty-five percent (85%) of the total amount which would have been paid or incurred by Landlord had the Building been one hundred percent (100%) occupied for the entire calendar year. In no event shall Landlord be entitled to receive from Tenant and any other tenants in the Building an aggregate amount in excess of actual Operating Expenses as a result of the foregoing provision.
        4.02 Base Rent. During the Lease Term, Tenant shall pay to Landlord as rental for the Premises the amount contained in Section 1.07 above, subject to the following adjustments (herein called the "Rent Adjustments"):
                [Intentionally Omitted]

Landlord, shall be increased by (collectively, the "Tax and Operating Expense Adjustment"): (i) Tenant's Percentage Share of the Property Taxes paid or incurred by Landlord during such year; and (ii) Tenant's Percentage Share of the Operating Expenses paid or incurred by Landlord during such year. (See Insert 4.02[B] on Page 4A)

        4.03 Adjustment Procedure; Estimates. The Tax and Operating Expense Adjustment specified in Section 4.02(B) shall be determined and paid as follows:

                (A) During each calender year Landlord shall give Tenant written notice of its reasonable estimate of amounts payable under Section 4.02(B) for that calendar year. On or before the first day of each calendar month during the calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, reasonably revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate. (See Insert 4.03[A] on Page 4B)

                (B) Within ninety (90) days after the close of each calendar year or as soon thereafter as is practicable, Landlord shall deliver to Tenant a statement of that year's Property Taxes and Operating Expenses, and the actual Tax and Operating Expense Adjustment to be made pursuant to Section 4.02(B) for such calendar year, as determined by Landlord (the "Landlord's Statement") and such Landlord's Statement shall be binding upon Landlord and Tenant, except as provided in Section 4.04 below. If the amount of the actual Tax and Operating Expense Adjustment is more than the estimated payments for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after Tenant's receipt of Landlord's Statement. If the amount of the actual Tax and Operating Expense Adjustment is less than the estimated payments for such calendar year made by Tenant, any excess shall be credited against Rent (as hereinafter defined next payable by Tenant under this Lease or, if the Lease Term has expired, any excess shall be paid to Tenant. No delay in providing the statement described in this subparagraph (B) shall act as a waiver of Landlord's right to payment under Section 4.02(B) above.

                (C) If this Lease shall terminate on a day other than the end of a calendar year, the amount of the Tax and Operating Expense Adjustment to be paid pursuant to Section 4.02(B) that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year to the termination date bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 4.03(B) to be performed after such termination.

        4.04 Review of Landlord's Statement. Provided that Tenant strictly complies with the provisions of this Section 4.04, Tenant shall have the right, each calendar year, to reasonably review supporting data for any portion of a Landlord's Statement (provided, however, Tenant may not have an audit right to all documentation relating to Building operations as this would far exceed the relevant
                                                                      10/18/93

                                 Insert 4.02(B)



Limit on Annual Increases in Controllable Operating Expenses.

        For each calendar year during the initial 5-year Lease Term, solely for purposes of calculating Tenant's Tax and Operating Expense Adjustment:

                (a) Controllable Operating Expenses (as defined below) for the calendar year of 1995 shall not exceed an amount equal to the product of the total actual Controllable Operating Expenses for the calendar year of 1994 multiplied by 1.050;

                (b) Controllable Operating Expenses for the calendar year of 1996 shall not exceed an amount equal to the product of the total actual Controllable Operating Expenses for the calendar year of 1994 multiplied by 1.1025;

                (c) Controllable Operating Expenses for the calendar year of 1997 shall not exceed an amount equal to the product of the total actual Controllable Operating Expenses for the calendar year of 1994 multiplied by 1.1576;

                (d) Controllable Operating Expenses for the calendar year of 1998 shall not exceed an amount equal to the product of the total actual Controllable Operating Expenses for the calendar year of 1994 multiplied by 1.2155;


                (e) Controllable Operating Expenses for the calendar year of 1999 shall not exceed an amount equal to the product of the total actual Controllable Operating Expenses for the calendar year of 1994 multiplied by 1.2763; and

                (f) Controllable Operating Expenses for the calendar year of 2000 shall not exceed an amount equal to the product of the total actual Controllable Operating Expenses for the calendar year of 1994 multiplied by 1.3401.

        For purposes of this Insert No. 4.02(B) "Controllable Operating Expenses" shall mean only those items of Operating Expenses where the cost or expense thereof shall be within the reasonable ability of Landlord to control (specifically excluded from Controllable Operating Expenses, without limitation, are the costs and expenses of electricity, fuels, management fees and insurance and the wages of union employees [and the costs and expenses of independent



                                       4A
        contractors who employ union employees]). Such limitation on Controllable Operating Expenses shall apply only to Controllable Operating Expenses and not to other items of Operating Expenses or Property Taxes and shall not limit or otherwise affect Tenant's obligations regarding the payment of any component of Rent other than the Controllable Operating Expenses component of Tenant's Tax and Operating Expense Adjustment.



                                 Insert 4.03(A)

        (A) Anything set forth in Section 4.03(A) to the contrary notwithstanding, Landlord agrees that Tenant's Proportionate Share of Property Taxes shall be due and collectible from Tenant in two (2) annual installments, each of which shall be due within ten (10) business days after Landlord bills Tenant therefor unless, and except to the extent, the Building or the interest of owner in the Building is sold (other than to an affiliate of Landlord) or financing is placed on the Building (other than from an affiliate of Landlord) and the lender requires that Property Taxes be collected on a monthly, quarterly or other periodic basis that is more frequent than two times each year, in which event Tenant shall be obligated to pay Landlord monthly estimates of the Property Taxes as provided for in Section 4.03(A) of this Lease. Nothing contained in this Insert 4.03(A) shall modify or change Tenant's obligation to pay monthly installments of Tenant's Proportionate Share of Operating Expenses.

        (B) If Landlord's Statement (as defined in Section 4.03[B] of this Lease) reflects that Landlord's estimates of Operating Expenses and Tenant's monthly installment payments of its share of Operating Expenses exceed the actual Operating Expenses for such year by more than five percent (5%), then Landlord agrees to pay or credit Tenant interest at the per annum rate of twelve percent (12%) on the amount by which such estimated payments collected from Tenant exceed the actual Operating Expenses for such year. Notwithstanding the preceding sentence or anything elsewhere in this Lease, Landlord shall not be responsible for paying Tenant interest on any such overage which pertains to increases in Operating Expenses which had been announced and which Landlord believed in good faith would be charged or payable but which do not become charged or payable, as the case may be.


                                       4B
information necessary to properly document a pass-through billing statement, but real estate tax statements, and information on utilities, repairs, maintenance, insurance and any other expenditures included in Operating Expenses will be available), in accordance with the following procedure:

                (A) Tenant shall, within one hundred twenty (120) days after any such Landlord's Statement is delivered, deliver a written notice to Landlord specifying that Tenant desires to perform an audit relative to Landlord's Statement and Tenant shall have paid to Landlord all amounts due from Tenant to Landlord as specified in the Landlord's Statement. Except as expressly set forth in subsection (C) below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant's obligation to make all payments of Base Rent and all payments of Tenant's Tax and Operating Expense Adjustment) pending the completion of and regardless of the results of any review of records under this Section 4.04. The right of Tenant under this
Section 4.04 may only be exercised once for any Landlord's Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section 4.04 for a particular Landlord's Statement shall be deemed waived.

                (B) Tenant acknowledges that Landlord maintains its records for the Building at Landlord's manager's corporate offices, presently located at the address set forth in Section 1.13 and Tenant agrees that any review of records under this Section 4.04 shall be at the sole expense of Tenant and shall be conducted by an independent firm of certified public accountants. Tenant acknowledges and agrees that any records reviewed under this Section 4.04 constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Tenant who receive the results of the review or as required by law or in connection with enforcement of Tenant's rights under this Lease. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

                (C) Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an independent firm of certified public accountants. In the event of a disagreement between the two accounting firms, Landlord and Tenant shall promptly select a neutral independent certified public accountant to resolve the disputes, and his decision shall be binding on Landlord and Tenant. In the event that the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Tax and Operating Expense Adjustment. If the results of such audit by such jointly selected accountant reveal that Tenant has overpaid its Percentage Share of Operating Expenses for such calendar year by more than three percent (3%), then the reasonable fees of such jointly selected auditor and Tenant's third party accountants' fees shall be borne by Landlord. Otherwise, the reasonable fees of such jointly selected auditor and Tenant's third party accountants' fees shall be borne by Tenant. In the event that such results show that Tenant has underpaid its obligations for a preceding period, Tenant shall be liable for Landlord's accounting fees, and the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Tax and Operating Expense Adjustment.

        4.05 PAYMENT. Concurrently with the execution hereof, Tenant shall pay Landlord Base Rent for the first calendar month of the Lease Term. Thereafter the Base Rent described in Section 1.07, as adjusted in accordance with Section 4.02, shall be payable in advance on the first day of each calendar month. If the Commencement Date is other than the first day of a calendar month, the prepaid Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month. Except and only to the extent expressly provided otherwise in this Lease, all Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Landlord's office in the Building or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

        4.06 LATE CHARGE; INTEREST. Tenant acknowledges that the late payment of Base Rent or any other amounts payable by Tenant to Landlord hereunder (all of which shall constitute additional rental to the same extent as Base Rent) will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive any such payment on or before five (5) business days after the date the payment is due, (Tenant being first entitled to written notice for all monetary amounts due hereunder except for Base Rent and Tax and Operating Expense Adjustment); Tenant shall pay to Landlord, as additional rent, (a) a late charge equal to three percent (3%) of the overdue amount to cover such additional administrative costs.

        4.07 ADDITIONAL RENTAL. For purposes of this Lease, all amounts payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute additional rental hereunder. Such additional rental, together with the Base Rent and Rent Adjustments, shall sometimes be referred to in this Lease as "Rent". (See Insert 4.08 on Page 6A)

                                   ARTICLE V

        [Intentionally Omitted]

                          ARTICLE VI - USE OF PREMISES

        6.01 TENANT'S PERMITTED USE. Tenant shall use the Premises only for Tenant's Permitted Use as set forth in Section 1.10 above and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant's Permitted Use. Landlord disclaims any warranty that the Premises are suitable for Tenant's use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

        6.02  COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS.

              (A) Tenant shall cause the Premises to comply in all material respects with all laws, ordinances, regulations and directives of any governmental authority having jurisdiction including without limitation any certificate of occupancy and any law, ordinance or regulation affecting the Building or the Premises which in the future may become applicable to the Premises (collectively "Applicable Laws"). (See Insert 6.02[A] on Page 6A)

              (B) Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (a) violates any Applicable Law; (b) causes or is reasonably likely to cause damage to the Building or the Premises; (c) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or the Premises, or increases the cost of such policy (unless Tenant pays such increased cost); (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or its equipment, facilities or systems; (e) materially interferes with, or is reasonably likely to materially interfere with, the transmission or reception of microwave, television, radio, telephone, or other communication signals by antennae or other facilities located in the Building; or (f) violates the Rules and Regulations described in Article XX.

              (C) In addition to any other amounts payable by Tenant to Landlord hereunder, Tenant shall pay to Landlord, as and when billed to Tenant and as additional rental, Tenant's Percentage Share of the cost of any improvements, capital expenditures, repairs, or replacements to the Building, or any equipment or machinery used in connection with Building, if any such item is required under any Applicable Law which was not applicable to the Building at the time this Lease was fully signed and delivered; provided, however, that any such costs which are properly charged to a capital account shall not be payable in a single year but shall instead be amortized on a straight-line basis over their useful lives, as determined by the Landlord in accordance with generally accepted accounting principles, and only the annual amortization amount (prorated based on the number of days of the Lease term in the calendar year) shall be payable by the Tenant with respect to any calendar year. (See Insert 6.02[C] on Page 6A)

        6.03  HAZARDOUS MATERIALS.

              (A) No Hazardous Materials, as defined herein, shall be Handled, as also defined herein, upon, about, above or beneath the Premises or any portion of the Building by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, agents, or invitees. Any such Hazardous Materials so Handled shall be known as Tenant's Hazardous Materials. Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be used and stored

                                  Insert 4.08

        4.08 Landlord agrees that it will use reasonable efforts to keep Operating Expenses at a level consistent with other Class A buildings in the O'Hare corridor taking into account, among other things, the age and quality of the Building and Landlord's obligations regarding services to be furnished to and for Tenant as provided for in this Lease.

                                 Insert 6.02(A)

        (A)  Anything set forth in Section 6.02(A) or the first sentence of
Section 8.02 to the contrary notwithstanding, Tenant shall not be obligated to cause Building's mechanical, electrical, plumbing or HVAC systems located in the Premises (except for those portions of such systems which are in the control of Tenant) to comply with applicable law.

        (B) Landlord agrees that it will use reasonable efforts to cause the common areas of the Building utilized by Tenant and its invitees and the parking areas of the Building utilized by Tenant and its invitees to comply in all material respects with applicable laws relating thereto and to correct or cause to be corrected any violations of law relating to such common areas or parking areas in respect to which Landlord is given written notice by the applicable governmental authority or entity having jurisdiction over the Building.

                                 Insert 6.02(C)

        (A) Landlord covenants and agrees that during the Lease Term Landlord shall cause the ground floor and concourse common areas of the Building, access to the Building and the parking areas serving the Building to comply in all material respects with the requirements (as reasonably interpreted from time to time) of the American with Disabilities Act ("ADA"). Without limiting the foregoing, Landlord agrees that Tenant shall not be obligated to pay Tenant's Percentage Share of the cost of Landlord's compliance with ADA (as currently in effect and as currently interpreted as of the date of this Lease) with respect to the common areas of the Building, access to the Building or the parking areas serving the Building. Subject to the amortization provisions of Section 6.02(C), Tenant shall be obligated to pay Tenant's Percentage Share of the cost of Landlord's compliance with modifications of ADA and with modifications of interpretations of ADA first enacted or made after the date of this Lease.

        (B) Landlord further agrees that Tenant shall not obligated to pay Tenant's Percentage Share of the cost of causing the mechanical systems of the Building to comply with any provisions of the Clean Air Act relating to the elimination of the use of Freon in the cooling system of the Building (including the cost of replacing equipment in connection therewith).

                                       6A
at the Premises without Landlord's prior written consent, by only in compliance with all applicable Environmental Laws, as defined herein and with the highest prevailing industry standards.

     (B) Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision, or necessary for Landlord to make full economic use of the Premises or any portion of the Building, which requirements or necessity arises from the Handling of Tenant's Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building; the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant's Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws. Tenant shall nevertheless obtain Landlord's written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Building.

     (C) "Environmental Laws" means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to or imposing liability or standards of conduct concerning public health and safety or the environment.

     (D) "Hazardous Materials" means: (a) any material or substance: (i) which is defined or becomes defined as a "hazardous substance", "hazardous waste," "infectious waste," "chemical mixture or substance," or "air pollutant" under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB's); (iv) containing asbestos; (v) which is radioactive; (vi) which is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined, or become defined by Environmental Laws; or materials which cause a nuisance upon or waste to the Premises or any portion of the Building.

     (E) "Handle," "Handled," or "Handling" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials. (See Insert 6.04 on Page 7A)

                      ARTICLE VII - UTILITIES AND SERVICES

     7.01 BUILDING SERVICES. Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth herein:

     (A)  Non-attended automatic elevator service.

     (B) During Business Hours, air conditioning, heating and ventilation in accordance with the specifications attached as Exhibit "F" hereto; provided, however, that if Tenant shall require heating, ventilation or air conditioning in excess of that which Landlord shall be required to provide hereunder, Landlord may provide such additional heating, ventilation or air conditioning at such rates and upon such additional conditions as shall be determined by Landlord from time to time (Landlord shall provide air conditioning, heating and ventilation service 24 hours a day to a single portion of the Premises designated by Tenant [not to exceed 10,000 rentable square feet] at no additional cost to Tenant [but subject to inclusion in Operating Expenses].).

     (C)  Water for drinking and rest room purposes.

     (D) Reasonable janitorial and cleaning services, for office use purposes. Specifications for Landlord's current janitorial and cleaning services are attached hereto as Exhibit G (Landlord shall not materially change such specifications unless, as changed, the janitorial and cleaning services to be furnished to the Premises are comparable to those generally furnished in first class office buildings in the O'Hare corridor). If the Premises are not used exclusively as offices, or if the Tenant elects and Landlord consents, the Premises shall be kept clean and in order by Tenant, at Tenant's expense, to the satisfaction of Landlord and by persons reasonably approved by Landlord; and, in all events, Tenant shall pay to Landlord the cost of removal of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish attendant to normal office usage.

     (E) Electricity shall not be furnished by Landlord, but shall be furnished by the approved electric utility company serving the area. Landlord shall permit the Tenant to receive such service direct from such utility company at Tenant's cost and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes. Tenant shall make all necessary arrangements with the utility company for metering and paying for electrical current furnished by it to Tenant, and Tenant shall pay for all

                                  Insert 6.04

     (A) If Landlord obtains actual knowledge of the existence of any Hazardous Materials other than Tenant's Hazardous Materials in the Building or on or under the land underlying the Building or in or under the parking areas serving the Building in violation of applicable law, then to the extent required by applicable law, Landlord's sole obligation and responsibility to Tenant with respect to such Hazardous Materials (except for the other remedies provided in this Insert 6.04) shall be (a) the commencement within ninety (90) days after Landlord obtains actual knowledge of the existence of such Hazardous Materials in violation of applicable law, of the removal, encapsulation or other appropriate containment program reasonably elected by Landlord and designed to comply with then applicable law, and (b) the diligent prosecution of such program to completion in a manner designed to cause such portions of the Building or such portions of such land, as the case may be, to be in compliance with then applicable law. For purposes hereof, the phrase "Landlord's actual knowledge" shall mean the actual, and not constructive, knowledge of the regional property manager of Heitman Properties Ltd. in charge of the Building (or, if Heitman Properties Ltd. is no longer the managing agent for the Building, the regional property manager [or individual with a comparable position] for such successor managing agent) without such manager having undertaken any investigation.

     (B) Notwithstanding anything in the Lease to the contrary, if as a result of the existence of Hazardous Materials in the Building or on or under the Building in violation of Applicable Laws (unless such Hazardous Materials constitute Tenant's Hazardous Materials), the Premises, or a "material part" (as defined below) of the Premises, is rendered untenantable, inaccessible or unusable for Tenant's business, in Tenant's good faith business judgment, for a period of three (3) consecutive business days and Tenant does not occupy the Premises, or such material portion thereof which is rendered untenantable, inaccessible or unusable, as the case may be, during such 3-business day period, then as Tenant's sole remedy for such interruption of occupancy (except for the remedies provided in subparagraphs [C] and [D] of this Insert 6.04), Base Rent and Tax and Operating Expense Adjustment payable for such portion of the Premises which Tenant does not so occupy shall abate for the period commencing on the expiration of said three (3) business day period and expiring on the date Tenant determines in its good faith business judgment that it is able to resume occupancy of the Premises or such material part thereof, as the case may be. As used in this subparagraph (B) of Insert 6.04, the phrase "material part" shall mean an amount in excess of five thousand (5,000) rentable square feet of the Premises.

                                       7A

        (C) Notwithstanding anything in this Lease to the contrary, if as a result of the existence of Hazardous Materials in the Building or on or under the Building in violation of Applicable Laws (unless such Hazardous Materials constitute Tenant's Hazardous Materials), the Premises or a "material part" (as defined below) of the Premises is rendered untenantable, inaccessible or unusable for Tenant's business, in Tenant's good faith business judgment, for a period of one hundred-twenty (120) consecutive days and Tenant does not occupy the Premises, or such material portion thereof which is rendered untenantable, inaccessible or unusable, as the case may be, during such one hundred-twenty
(120) day period, then in addition to the remedies set forth in subparagraphs
(B) and (D) of this Insert 6.04, and as Tenant's sole additional remedy for such one hundred-twenty (120) day interruption of occupancy, Tenant shall have the right to terminate this Lease and its obligations under this Lease by giving Landlord written notice of such termination within ten (10) business days after the expiration of such one hundred-twenty (120) day period. As used in this subparagraph (C) of Insert 6.04, the phrase "material part" shall mean an amount in excess of twenty-three thousand (23,000) rentable square feet of the Premises.

        (D) In the event that during the Lease Term Tenant discovers the existence in the Premises or the Building of Hazardous Materials that have been brought upon the Premises or the Building by Landlord, its employees, agents, contractors or assignees and such Hazardous Materials were not in compliance with all Applicable Laws which were in effect at the time the Hazardous Materials were brought upon the Premises, such Hazardous Materials shall be defined as "Landlord's Unlawful Hazardous Materials". Landlord shall indemnify, defend and hold harmless Tenant against any actual out-of-pocket losses, including reasonable attorneys' fees, which result from Tenant's liability to any third person, not a party to this Lease (including governmental authorities) for any claims, judgments, penalties or fines which arise from the presence on the Premises of any Landlord's Unlawful Hazardous Materials. Landlord's obligations under this indemnification shall terminate upon the expiration or earlier termination of the Lease Term, provided, however, Landlord's indemnification obligations under this Insert 6.04(D) for any good faith claim or demand made by written notice from Tenant to Landlord given prior to the expiration or termination of the Lease Term shall survive the expiration or termination of the Lease Term.

        (E) Notwithstanding anything in this Insert 6.04 to the contrary, Tenant covenants and agrees that it will cooperate, in all reasonable respects, with Landlord in investigating and resolving any claims by any of Tenant's employees, agents, contractors or invitees that such person has been injured by Hazardous Materials in the Building (provided Tenant shall not be required to prevent or discourage any such person from asserting any such claim which Tenant believes in good faith to be valid).


                                       7B
charges for electric current consumed on the Premises during Tenant's occupancy thereof. The electricity used during the performance of janitor service, the making of alterations or repairs in the Premises, and for the operation of the Building's air conditioning system at times other than as provided in paragraph
(b) hereof, or the operation of any special air conditioning systems which may be required for data processing equipment or for other special equipment or machinery installed by Tenant, shall be paid for by Tenant. Tenant shall make no alterations or additions to the electric equipment or appliances serving the Premises and other parts of the Building without the prior written consent of the Landlord in each instance (which consent shall not be unreasonably withheld). Tenant may purchase from the Landlord or its agent at competitive market rates all lamps, bulbs, ballasts and starters used in the Premises after the initial installation thereof. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon.

     Any amounts which Tenant is required to pay to Landlord pursuant to this
Section 7.01 shall be payable within thirty (30) days after demand by Landlord and shall constitute additional rent.

     7.02 INTERRUPTION OF SERVICES. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 7.01, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action or any other cause beyond Landlord's reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant's obligation to pay Base Rent and additional rental required under this Lease (Except as provided in Insert No. 2 of the Rider) or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline without affecting Tenant's obligations hereunder. Tenant recognizes that any security services provided by Landlord at the Building are for the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Premises or the Building. (See Insert No. 2 of the Rider.)

                    ARTICLE VIII -- MAINTENANCE AND REPAIRS

     8.01 LANDLORD'S OBLIGATIONS. Except as provided in Sections 8.02 and 8.03 below, Landlord shall maintain the Building (including the exterior windows of the Premises) in reasonable order and repair consistent with other comparable buildings in the O'Hare corridor throughout the Lease Term; provided, however, that Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Except as provided in Section 7.02 or in Article XI, there shall be no abatement of Rent, nor shall there be any liability of Landlord, by reason of any injury or inconvenience to, or interference with, Tenant's business or operations arising from the making of, or failure to make, any maintenance or repairs in or to any portion of the Building. (See Article XXXIV for Tenant's limited self-help right.)

     8.02 TENANT'S OBLIGATIONS. During the Lease Term, Tenant shall, at its sole cost and expense, maintain the Premises in good order and repair. Further, Tenant shall be responsible for, and upon demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Building or the Premises caused by (a) Tenant's activities in the Building or the Premises; (b) the performance or existence of any alterations, additions or improvements made by Tenant in or to the Premises; (c) the installation, use, operation or movement of Tenant's property in or about the Building or the Premises; or (d) any negligent act or omission or wilful misconduct by Tenant or its officers, partners, employees, agents or contractors.

        8.03 LANDLORD'S RIGHTS. Landlord and its contractors shall have the right, at all reasonable times, to enter upon the Premises to make any repairs to the Premises or the Building reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs. (See Insert No. 8.03 on Page 8A.)

             ARTICLE IX -- ALTERATIONS, ADDITIONS AND IMPROVEMENTS

        9.01 LANDLORD'S CONSENT; CONDITIONS. Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises ("Alterations") except in accordance with the Work Letter Agreement attached hereto as Exhibit B.

                                  Insert 8.03

        Landlord agrees that it will give Tenant at least 24 hours prior oral notice of any repairs to be performed in the Premises if such repairs are to be performed during Business Hours; provided, however, notice to Tenant shall not be required if such repairs result from a breach or default by Tenant under this Lease or arise out of or must be performed or remedied in an emergency situation. Landlord agrees to use reasonable efforts to minimize interference with Tenant's business operations in connection with Landlord's entry into the Premises, provided Landlord shall be entitled to enter the Premises during normal business hours.


                                       8A

(see Insert 9.01 on Page 9A.)

     9.02 PERFORMANCE OF ALTERATIONS WORK. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord (to the extent Landlord's approval is required pursuant to this Lease or the Work Letter Agreement), all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Building.

     9.03 LIENS. Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including attorneys' fees, arising out of or related to any such liens or notices. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within thirty (30) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove such lien, claim or encumbrance with such thirty (30) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in
Section 4.06 hereof for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant at once without notice or demand. (See Insert 9.03 on Page 9A.)

     9.04 LEASE TERMINATION. Except as provided in this Section 9.04, upon expiration or earlier termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition as when received, subject to reasonable wear and tear. All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant's Alterations, in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant's sole expense. All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any such items or repair such damage promptly after the expiration or earlier termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof upon demand. (See Insert 9.04 on Page 9A.)

                   ARTICLE X - INDEMNIFICATION AND INSURANCE

     10.01   INDEMNIFICATION.

          (A) Tenant agrees to protect, indemnify, hold harmless and defend Landlord, its property manager and any mortgagee or ground lessor, and each of their respective partners, directors, officers, and employees, successors and assigns, (except to the extent of the losses described below are caused by the negligence of Landlord, its agents and employees), from and against:

               (i) any and all loss, cost, damage, liability or expense as incurred (including but not limited to reasonable attorneys' fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises

                                      -9-                              10/18/93

                                  Insert 9.01

        Anything set forth in Section 9.01 or the Work Letter Agreement to the contrary notwithstanding, Landlord's advance approval shall not be required for painting and recarpeting performed within the Premises. However, Tenant shall give Landlord advance written notice prior to commencing any repainting or recarpeting and Tenant shall advise Landlord (and provide samples, if requested by Landlord), of the specifications for such work.

                                  Insert 9.03

        Notwithstanding the provisions of Section 9.03 or the Work Letter Agreement to the contrary, for so long as this Lease is in full force and effect and Tenant is not in material monetary breach or default under this Lease" (as hereinafter defined), beyond any cure period, or otherwise in material breach or default under this Lease, beyond any cure period, Tenant shall have the right to contest, in good faith, any liens affecting the Premises or any other portion of the Building which, by the terms of Section 9.03, Tenant is responsible to discharge, provided Tenant furnishes Landlord with a bond, title insurance endorsement or other reasonable security and for so long as such bond, title insurance endorsement or other security provides Landlord with reasonable security.

                                  Insert 9.04

        Anything set forth in Section 9.04 of the Lease to the contrary notwithstanding, the only items (whether Alterations, Work [as defined in the Work Letter Agreement] or part of Tenant's existing tenant improvements, equipment or apparatus) that Landlord reserves the right to require Tenant to remove at the expiration or early termination of this Lease or the Lease Term, as the case may be, are the following:

        1. any raised flooring or other computer flooring (except the currently existing computer flooring on the third floor of the Building);

        2. supplemental heating, ventilation and air conditioning equipment and associated plumbing (except any additional heat pumps and related apparatus installed above the ceiling);

        3.  internal stairways;

        4.  security systems and card readers (excluding related wiring); and

        5.  Uninterrupted power apparatus.

                                       9A

     Tenant understands that nothing contained in this Insert 9.04 shall relieve Tenant of its duty and obligation to remove from the Premises as provided in
Section 9.04 all business and trade fixtures, machinery and equipment, furniture, moveable partitions and items and personal property owned by Tenant or installed by Tenant at its expense in the Premises, or to repair any damage to the Premises or the Building caused by the removal therefrom of any alterations, improvements, equipment, apparatus, trade fixtures, machinery, furniture, moveable partitions or items of personal property (provided Tenant shall not be required to repaint or recarpet the Premises or to repair minor damage or to remove data, computer, telephone or other cabling).

                                       9B
by Tenant or the acts or omissions of Tenant or its agents, employees, contractors, assigns or subtenants in the Premises or the negligent acts or omissions of Tenant or its agents, employees, contractors, assigns or subtenants in the Building, except that caused by the sole active negligence or willful misconduct of Landlord or its agents or employees. Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord's employees or agents or damage to the Premises or any portion of the Building.

     (ii) any and all environmental damages which arise from: (i) the Handling of any Tenant's Hazardous Materials, as defined in Section 6.03 or (ii) the breach of any of the provisions of this Lease. For the purpose of this Lease, "environmental damages" shall mean (a) all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including without limitation, diminution in the value of the Premises or any portion of the Building, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the Premises or any portion of the Building, and from any adverse impact of Landlord's marketing of space); (b) all reasonable sums paid for settlement of claims, reasonable attorney's fees, consultants' fees, and experts' fees; and (c) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant's Hazardous Materials, whether or not required by Environmental Laws, necessary for Landlord to make full economic use of the Premises or any portion of the Building, or otherwise required under this Lease. To the extent that Landlord is held strictly liable by a court or other governmental agency of competent jurisdiction under any Environmental Laws, Tenant's obligation to Landlord and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Tenant's part with respect to the violation of any Environmental Law which results in liability to the indemnities. Tenant's obligations and liabilities pursuant to this Section 10.01 shall survive the expiration or earlier termination of this Lease.

     (B) Landlord agrees to protect, indemnify, hold harmless and defend Tenant and its partners, directors, officers, employees, successors and assigns from and against any and all loss, cost, damage, liability of expense as incurred, including reasonable attorneys' fees, and legal costs with respect to any claim of damage or injury to persons or property at the Premises, or the Building caused by the negligence of Landlord or its authorized agents or employees or contractors.

     (C) Notwithstanding anything to the contrary contained herein, nothing shall be interpreted or used to in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord.

     (D) Notwithstanding anything to the contrary contained in this Lease, nothing herein shall be construed to infer or imply that Tenant or Landlord is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of the other party to this Lease.

     10.02  PROPERTY INSURANCE.  (See Insert 10.02/10.03 on Page 10A.)

     (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, "all-risk" property insurance, in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all leasehold improvements in and to the Premises which are made at the expense of Tenant; (b) all floor and wall coverings; and (c) Tenant's trade fixtures, equipment and other personal property from time to time situated in the Premises. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's personal property shall be paid to Tenant.

     (B) At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 10.02(A).

     (C) Notwithstanding the foregoing, for so long as Galileo International Partnership (or an Affiliate as hereinafter defined) is the "Tenant" under this Lease and the Premises consist of at least 50,000 rentable square feet, Tenant shall not be required to maintain the property insurance described in subparagraphs (A) and (B) above.


     10.03  LIABILITY INSURANCE

     (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least $1,000,000 per occurrence and a general aggregate limit of at least $2,000,000. All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its property manager, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds. Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the additional insureds, insofar as the claim relates to a loss arising out of the negligence of Tenant or its agents, employees, contractors, assigns or subtenants.

     (B) Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued

                               Insert 10.02/10.03

     (A) During the Lease Term, Landlord agrees to maintain in force and effect all-risk fire and extended coverage insurance (or a reasonable equivalent thereof) in an amount equal to the replacement cost of the Building (insuring the shell and core of the Building, the Building systems and those tenant improvements and Alterations of Tenant which Landlord agrees to insure pursuant to Section (B) of this Insert). The cost and expense of such insurance shall be part of the Operating Expenses.

     (B) Notwithstanding anything to the contrary in Section 10.02 (A), Landlord agrees that it will insure as the primary carrier (i) those currently existing leasehold improvements in the Premises described in detail in a supplemental letter which Tenant shall furnish to Landlord not later than ten
(10) business days from the date this Lease is signed by Tenant and delivered to Landlord (which letter shall also include Tenant's reasonable estimate of the insurable value of such leasehold improvements) and (ii) all future alterations which Tenant may make or have installed in the Premises and of which Tenant shall give Landlord written notice (together with sufficient specificity [including a reasonable estimate of the insurable value] to permit Landlord to insure the same). The cost and expense of such insurance shall be part of Operating Expenses. Landlord agrees that it will not file a claim under any insurance policy maintained by Tenant to the extent the loss relates to any leasehold improvements or alterations that are required to be covered by the insurance policy of Landlord described in this subparagraph (B).


     (C) At all times during the Lease Term, Landlord shall procure and maintain general liability insurance with a combined single limit of liability of at least $5,000,000 per occurrence and a general aggregate limit of liability of at least $5,000,000.








                                      10A
by a responsible insurance company and in a form reasonably acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorneys' fees, arising under any present or future law, statute, or ordinance of the State of Illinois or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises. Such policy or policies of insurance shall have a minimum combined single limit of $1,000,000 per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support; and injury to property of any person. Such policy or policies of insurance shall name the Landlord and its agents, beneficiaries, partners, employees and any mortgagee of Landlord or any ground lessor of Landlord as additional insureds.

        10.04 WORKERS' COMPENSATION INSURANCE. At all times during the Lease Term, Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the State of Illinois, and Employer's Liability insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease - Each Person; and $1,000,000 Bodily Injury By Disease - Policy Limit.

        10.05 POLICY REQUIREMENTS. All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of Illinois and rated not less than A-VII in Best's Insurance Guide. A certificate of insurance (or, at Landlord's option, copies of the applicable policies) evidencing the insurance required under this
Article X shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any deed of trust holder, mortgagee or ground lessor designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Article X pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and the Landlord as required by this Lease.

        10.06 WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, each party hereby waives any right of recovery against the other for injury or loss due to hazards covered by insurance (or, with respect to Tenant, which would have been covered by insurance had Tenant not elected not to carry property insurance as provided in Section 10.02(C), or, with respect to Landlord, which would have been covered by insurance had Landlord not elected to self-insure as provided in subparagraph (D) of Insert 10.02/10.03) to the extent of the injury or loss covered thereby. Any policy of insurance to be provided by Tenant or Landlord pursuant to this Article X shall contain a clause denying the applicable insurer any right of subrogation against the other party. If the cost of such clause exceeds a commercially reasonable amount, then the party seeking the benefit of such clause shall bear the cost of procuring the same.

        10.07 FAILURE TO INSURE. If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article X, Tenant shall be liable to Landlord for any lessor cost resulting from such failure to maintain. Landlord shall have the right, in its sole discretion, to procure and maintain such insurance which Tenant is required to maintain hereunder and the cost thereof shall be deemed additional rental due and payable by Tenant. Tenant may not self-insure against any risks required to be covered by insurance without Landlord's prior written consent.

                       ARTICLE XI - DAMAGE OR DESTRUCTION

        11.01 TOTAL DESTRUCTION. Except as provided in Section 11.03 below, this Lease shall automatically terminate if the Premises are totally destroyed.

        11.02 PARTIAL DESTRUCTION OF PREMISES. If a Premises Casualty (as defined in Insert No. 3) shall occur and, in Landlord's reasonable opinion, the Premises (inclusive of any Alterations and other Tenant improvements that Landlord has agreed to insure) can be restored to its pre-existing condition within one hundred eighty (180) days after the date of the damage or destruction, Landlord shall, upon written notice from Tenant to Landlord of such damage, except as provided in Section 11.03, promptly and with due diligence repair any damage to the Premises (Inclusive of any Alterations and, other Tenant improvements that Landlord has agreed to insure) and, until such repairs are completed, the Rent shall be abated from the date of damage or destruction in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant in its good faith business judgment in the conduct of its business bears to the total rentable area of the Premises. If such repairs cannot, in Landlord's reasonable opinion, be made within said one hundred eighty (180) day period, then Landlord may, at its option, exercisable by written notice given to the other party within forty-five (45) days after the date of the damage or destruction elect to terminate this Lease as of the date of the damage or destruction.

        11.03 EXCEPTIONS TO LANDLORD'S OBLIGATIONS. Notwithstanding anything to the contrary contained in this Article XI, Landlord shall have no obligation to repair the Premises if either: (a) the Building in which the

                                                                       10/18/93

Premises are located is so damaged as to require repairs to the Building exceeding forty percent (40%) of the full insurable value of the Building; or
(b) Landlord by written notice to Tenant within forty-five (45) days after the damage or destruction elects to demolish the Building in which the Premises are located; or (c) the damage or destruction, the reasonably estimated cost of repair of which exceeds $500,000, occurs less than one (1) year prior to the Expiration Date, after giving effect to any exercised renewal option. Further, Tenant's Rent shall not be abated if either (i) the damage or destruction is repaired within five (5) business days after Landlord receives written notice from Tenant of the casualty, or (ii) Tenant, or any officers, partners, employees or agents of Tenant, or any assignee or subtenant of Tenant, is primarily responsible for the damage or destruction. If Landlord affirmatively elects not to repair the Premises as provided in the first sentence of this Section 11.03, then notwithstanding the immediately preceding sentence, Tenant may elect to terminate this Lease.
        11.04 Waiver. The provisions contained in this Lease shall supersede any contrary laws now or hereafter in effect relating to damage or destruction.

(See Insert No. 3 of the Rider.)

                           ARTICLE XII - CONDEMNATION

        12.01 Taking. If the entire Premises or so much of the Premises as to render the balance unusable by Tenant for the conduct of business (as determined by Tenant in its good faith business judgment) shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

        12.02 Award. In the event of any Condemnation, the entire award for such taking shall belong to Landlord. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise. Tenant shall be entitled to independently pursue a separate award in a separate proceeding for Tenant's relocation costs directly associated with the taking and the unamortized costs of any leasehold improvements paid for by Tenant, provided such separate award does not diminish Landlord's award.

        12.03 Temporary Taking. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.

(As used herein, a taking shall be deemed "temporary" if it does not exceed one hundred twenty [120] days.)


                                 ARTICLE XIII -

        13.01 [Intentionally Omitted]


                    ARTICLE XIV - ASSIGNMENT AND SUBLETTING

        14.01 Restriction. Without the prior written consent of Landlord, Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees.* An assignment, subletting or other action in violation of the foregoing shall be void and, at Landlord's option, shall constitute a material breach of this Lease. For purposes of this Section 14.01, an assignment shall include any transfer of any interest in this Lease or the Premises by Tenant pursuant to a merger, division, consolidation or liquidation, or pursuant to a change in ownership of Tenant involving a transfer of voting control in Tenant (whether by transfer of partnership interests, corporate stock or otherwise). Notwithstanding anything contained in this Article XIV to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises. (See Insert No. 4 of the Rider.)

        14.02 Notice to Landlord. If Tenant desires to assign this Lease or any interest herein (other than to an Affiliate), or to sublet all or any part of the Premises (other than to an Affiliate), then at least twenty (20) business days prior to the effective date of the proposed assignment or sublet (or twenty [20] days prior to the effective date of a proposed subletting of less than an entire floor), Tenant shall submit to Landlord in connection with Tenant's request for Landlord's consent;


-------------
*See Insert 14.01 on Page 12A)



                                      -12-                            10/18/93

                                  Insert 14.01


        Anything set forth in Article XIV to the contrary notwithstanding, Tenant shall have the right to pledge and grant a security interest in its moveable trade fixtures and other personal property located in the Premises as security for third party financing, and in such event Landlord agrees to waive any claim it might have in or to said moveable trade fixtures and other personal property in the event of any breach or default by Tenant under this Lease or under the terms of said third party financing.




                                      12A

     (A) A statement containing (i) the name and address of the proposed assignee or subtenant; (ii) such financial information with respect to the proposed assignee or subtenant as Landlord shall reasonably require; (iii) the type of use proposed for the Premises; and (iv) all of the principal terms of the proposed assignment or subletting; and
     (B) Four (4) originals of the assignment or sublease and four (4) originals of the Landlord's Consent to Sublease with such reasonable changes to Landlord's form as Tenant may request to conform such form with the terms of this Lease, or Assignment and Assumption of Lease and Consent with such reasonable changes to Landlord's form as Tenant may request to conform such form with the terms of this Lease.

     14.03 LANDLORD'S RECAPTURE RIGHTS. Except with respect to a transfer to an Affiliate, at any time within twenty (20) business days (or twenty [20] days, as the case may be) after Landlord's receipt of all (but not less than all) of the information and documents described in Section 14.02 above for any sublease or assignment except for a sublease or assignment to an Affiliate (as defined in Insert No. 4 of the Rider) permitted by the provisions of Insert No. 4 in the Rider, Landlord may, at its option by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (b) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; or (c) terminate the Lease in its entirety or as to the portion of the Premises proposed to be assigned or sublet, with a proportionate adjustment in the Rent payable hereunder if the Lease is terminated as to less than all of the Premises. If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described twenty (20) business day period (or twenty [20] day period, as the case may be), Landlord shall either consent or deny its consent to the proposed assignment or subletting. If Landlord fails to timely consent or deny its consent to the proposed assignment or subletting, Landlord shall be deemed to have consented thereto. Landlord shall pay the reasonable cost of erecting partitioning to demise and separate any such space recaptured by Landlord from the contiguous portion of the Premises.
     14.04 LANDLORD'S CONSENT; STANDARDS. Landlord's consent shall not be unreasonably withheld; but, in addition to any other grounds for denial, Landlord's consent shall be deemed reasonably withheld if, in Landlord's good faith judgment: (i) the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease**, (ii) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by other tenants in the Building; (iii) the proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease; (iv); (v) the proposed assignee or subtenant is disreputable; or (vi) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord's reasonable judgment significantly increase the pedestrian traffic in and out of the Building (such as a trade school or governmental agency) or would require any alterations to the building to comply with applicable laws.
    *14.05 ADDITIONAL RENT. If Landlord consents to any such assignment or subletting, fifty percent (50%) of the amount ("Excess Consideration") by which
(i) all sums or other economic consideration received by Tenant in connection with such assignment or subletting, whether denominated as rental or otherwise, minus (ii) the sum of the reasonable brokerage commission, contribution to new subtenant or assignee leasehold improvements and other cash concessions or rent abatements granted by Tenant to such subtenant or assignee, amortized on a straight-line basis over the term of such sublease or assignment, exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease for the term of such sublease or assignment (prorated to reflect obligations allocable to less than all of the Premises under a sublease) shall be paid to Landlord as additional rent under the Lease without affecting or reducing any other obligation of Tenant hereunder. The provisions of this
Section 14.05 shall not apply to a sublease or assignment to an Affiliate permitted by the provisions of Insert No. 4 of the Rider.
     14.06 LANDLORD'S COSTS. If Tenant shall assign this Lease or shall sublet all or any part of the Premises (other than to an Affiliate) or shall request the consent of Landlord to any assignment, subletting or other act (other than to an Affiliate), Tenant shall pay to Landlord as additional rent Landlord's out-of-pocket costs related thereto, including Landlord's reasonable attorneys' fees.
     14.07 CONTINUING LIABILITY OF TENANT. Notwithstanding any assignment or sublease, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the assignment or sublease had not occurred; provided, however, that any act or omission of any assignee or subtenant, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant.

     14.08 NON-WAIVER. The consent by Landlord to any assignment or subletting shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article XIV, to any further assignment or subletting. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord's rights under this
Article XIV, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease.
---------------------
*(See Insert 14.05 on Page 13A)

**(provided that if the proposed assignee or sublessee is then a Building Occupant [as hereinafter defined], Landlord shall not be entitled to consider its financial strength)

                                      -13-                      10/18/93

                                  Insert 14.05

        (A) Subject to the provisions of subparagraph (B) of this Insert No. 14.05, anything set forth in Section 14.05 to the contrary notwithstanding, for and in respect to any sublease or assignment transaction entered into by Tenant or any Affiliate of Tenant with a tenant, subtenant, assignee or other user or occupant of space in the Building (such person or entity being hereinafter called a "Building Occupant"), the following provisions shall apply:

            (i) One hundred percent (100%) (rather than fifty percent [50%]) of all Excess Consideration as received by Tenant shall be paid to Landlord as additional rent under the Lease without affecting or reducing any other obligation of Tenant under this Lease.

            (ii) For and in respect to all portions of the Premises subleased or assigned by Tenant to Building Occupants in excess of the first five thousand (5,000) square feet, in the aggregate, of the Premises subleased or assigned to Building Occupants, Tenant shall pay Landlord Three Dollars ($3.00) per rentable square foot for all such space so leased to Building Occupants (which amount shall be due and payable to Landlord simultaneously with the possession of such space by each such Building Occupant pursuant to each such sublease/assignment transaction).

        (B) The provisions of subparagraph (A) of this Insert No. 14.05 shall not pertain or apply to any sublease for a sublease term (including extension options) of less than twenty-four (24) months regardless of the size or the amount of space that is subject to such sublease and any such sublease shall not be counted in determining the 5,000 square feet described in clause (ii) of subparagraph (A) of this Insert 14.05.


                                      13A

                       ARTICLE XV -- DEFAULT AND REMEDIES

        15.01 EVENTS OF DEFAULT BY TENANT. The occurrence of any of the following shall constitute a material default and breach of this Lease by
Tenant:

            (A) The failure by Tenant to pay Base Rent or make any other payment required to be made by Tenant hereunder as and when due and the continuation of such failure for five (5) business days (Landlord hereby agreeing to give Tenant written notice and five (5) business days to cure same the first two (2) times such failure occurs in any twelve (12) month period).


               (C) The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Section 15.01(A) above, if such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant provided, however, that if the nature of the default is such that it cannot reasonably be cured within the thirty (30) day period, no default shall exist if tenant commences the curing of the default within thirty (30) day period and thereafter diligently prosecutes the same to completion. The thirty (30) day notice described herein shall be in lieu of, and not in addition to, any notice required under law now or hereinafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceedings.

            (D) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or Tenant's interest in this Lease or the Premises, when possession is not restored to Tenant within sixty (60) days; or the attachment, execution or other seizure of substantially all of Tenant's assets located at the premises or Tenant's interest in this Lease or the Premises, if such seizure is not discharged within sixty (60) days.

        15.02 LANDLORD'S RIGHT TO TERMINATE UPON TENANT DEFAULT. In the event of any default by Tenant as provided in Section 15.01 above, Landlord shall have the right upon five (5) days written notice to Tenant (Tenant hereby irrevocably waiving all other notices and demands, statutory or otherwise including without limitation, any notice otherwise required in connection with any forcible entry and detainer action), to terminate this Lease and Tenant's right to possession of the premises without terminating this Lease in which event Landlord shall be entitled to receive from Tenant:

            (A) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

            (B) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

            (C) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

            (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

            (E) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

        As used in subparagraphs (A) and (B) above, "worth at the time of award" shall be computed by discounting such amounts at a rate of interest equal to one percent (1%) per annum plus the rate then announced by LaSalle National Bank (Chicago office) as its "prime" or "corporate base" rate. As used in paragraph (C) above, "worth at the time of award" shall be computed by discounting such amount at the "prime" or "corporate base" rate of LaSalle National Bank at the time of award plus one percent (1%).

        15.03 LANDLORD'S RIGHT TO CONTINUE LEASE UPON TENANT DEFAULT. In the event of a default of this Lease and the continuation of such default beyond any applicable cure period, if Landlord does not elect to terminate this Lease as provided in Section 15.02 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease. Without limiting the foregoing, Landlord may continue this Lease in effect after Tenant's default and recover Rent as it becomes due. Landlord shall, to the extent required by applicable law, use reasonable efforts to mitigate damages and to re-let all or any part of the Premises (it being understood and agreed that in no event shall Landlord be obligated to prefer or preferentially lease any portion of the Premises over any other unleased space in the Building). In the event Landlord at its sole discretion elects to re-let the Premises, to the fullest extent permitted by law, the proceeds of any reletting shall be applied first to pay to Landlord all reasonable costs and expenses of such reletting (including without limitation, reasonable costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants*, including expenses for redecoration*, alterations* and other costs in connection with preparing the Premises for the new Tenant*, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers' fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue. (See asterisk insert on page 15A)

        15.04 Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond the applicable cure period or otherwise create an emergency situation, Landlord may, but shall not be obligated to make any payment or perform any such other act on Tenant's part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date of such payment, shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

        15.05 DEFAULT UNDER OTHER LEASES. If the term of any lease, other than this Lease (and other than a lease solely of storage space), heretofore or hereafter made by Tenant for any space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 15.02.

        15.06 NON-WAIVER. Nothing in this Article shall be deemed to affect either party's rights to indemnification for liability or liabilities arising prior to termination of this Lease for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in the Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Letter or a surrender of the Premises.

        15.07 CUMULATIVE REMEDIES. The specific remedies to which either party may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the other party of any provisions of the Lease. (See Insert 15.07 on page 15A) In addition to the other remedies provided in the Lease including the right of Landlord to terminate Tenant's right of possession of the Premises and reenter and repossess the Premises and remove all persons and property from the Premises without terminating this Lease as provided in Section 15.02, Landlord and Tenant shall each be entitled to a restraint by injunction of the violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

        15.08 DEFAULT BY LANDLORD. Landlord's failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary promptly and diligently to cure the failure) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease (except to the extent any such remedies contained in this Lease are expressly made Tenant's sole remedies for such defaults or failures). In addition, if any such default by Landlord involves Landlord's failure to pay any monetary amount to Tenant, interest shall accrue on such monetary amount at the lesser of the maximum rate permitted by law or 2% per annum from the date Tenant shall give Landlord notice of the default.

                                Asterisk Insert

        *if any reletting is for a term greater than the balance of the Lease Term, such costs and expenses shall be amortized over the term of the reletting and only the amortized amounts which fall during the Lease Term shall be applied against the proceeds of the reletting

                                  Insert 15.07

        (excluding those instances in this Lease where a specific remedy or remedies is expressly made a party's sole remedy or remedies)


                                      15A

                  ARTICLE XVI -- ATTORNEYS FEES; COSTS OF SUIT

        16.01 Attorneys Fees. If either Landlord or Tenant shall commence any action or other proceeding against the other (or, with respect to Landlord, against Tenant's sublessees or assigns) arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its reasonable attorneys fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees.

        16.02 Indemnification. Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including reasonable attorneys' fees, in connection with the litigation. (See Insert 16.02 on Page 16A)


                  ARTICLE XVII -- SUBORDINATION AND ATTORNMENT

       *17.01 Subordination. This Lease, and the rights of Tenant hereunder, are and shall be subordinate to the interests of (i) all present and future ground leases and master leases of all or any part of the Building; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust. Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such lessor, mortgagee or beneficiary to effect the purposes of this Section
17.01. Such instruments may contain, among other things, provisions to the effect that such lessor, mortgagee or beneficiary (hereafter, for the purposes of this Section 17.01, a "Successor Landlord") shall (i) not be liable in damages for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (ii) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease (except and only to the extent such rights arise under Article XXXIV of the Rider); (iii) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord; and (iv) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default.

       *17.02 Attornment. If requested to do so, Tenant shall attorn to and recognize as Tenant's landlord under this Lease any superior lessor, superior mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, and Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this Section 17.02.

        17.03 Mortgage and Ground Lessor Protection. Tenant agrees to give any holder of any mortgage and any ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such mortgage holder or ground lessor (hereafter the "Notified Party"). Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default) (provided the foregoing shall not extend the notice periods set forth in Article 34 below and Tenant may act pursuant to Article 34 within the time frames therein set forth). Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall nave no right to, and shall not, terminate this Lease on account of Landlord's default.

                        ARTICLE XVIII -- QUIET ENJOYMENT

        18.01 During the Term and for so long as this Lease is in full force and effect, Tenant shall have and peaceably enjoy the Premises during the Lease Term, subject to all of the terms and conditions contained in this Lease.
--------------------------
*(See Insert 17.01/17.02 on Page 16A)

                                  Insert 16.02

     Should Tenant be made a party to any litigation instituted by Landlord against a party other than Tenant, or by a third party against Landlord, then Landlord shall indemnify, hold harmless and defend Tenant from any and all loss, cost, liability, damage or expense incurred by Tenant, including reasonable attorneys fees, in connection with such litigation.

                               Insert 17.01/17.02

     Anything set forth in Section 17.01 or 17.02 of this Lease to the contrary notwithstanding, this Lease and the rights of Tenant under this Lease shall be subject and subordinate (i) to the interest of the holder of any ground lease or master lease of all or part of the Building entered into after the date this Lease is signed and delivered, and (ii) to the interest of any holder of a mortgage or trust deed which becomes an encumbrance on all or any part of the Building after the date this Lease is signed and delivered, only if such ground lessor or master lessor or such mortgagee or holder of such deed of trust, as the case may be, executes and delivers to Tenant a subordination, non-disturbance and attornment agreement (an "SNDA") in a form consistent with the SNDA's generally entered into between institutional lenders and tenants in the Chicago metropolitan area leasing space of a comparable size as the Premises in buildings comparable to the Building (and which form shall specifically require the ground lessor, master lessor, mortgagee or holder of deed of trust to recognize Tenant's rights set forth in Article 34 of this Lease).

                                      16A

                             ARTICLE XIX - PARKING

     19.01 During the term of this Lease, Tenant shall be entitled to use 8 reserved parking spaces in the Building's garage and two reserved parking spaces in the Building's surface parking lot on the West side of the Building, as more particularly set forth in Insert No. 5 of the Rider. Tenant's employees and visitors shall have the right to use the Building's non-reserved parking facilities, at no charge subject to availability and to the rules and regulations governing visitor parking from time to time adopted by Landlord (or, at Landlord's option, the operator or master lessee of the parking facilities), Landlord shall not materially reduce the amount of unreserved parking spaces made available to Tenant's employees and visitors.

                       ARTICLE XX - RULES AND REGULATIONS

     20.01 The Rules and Regulations attached hereto as Exhibit C are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and non-discriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises and/or the Building. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building. (See Insert 20.01 on Page 17A)

                     ARTICLE XXI - ESTOPPEL CERTIFICATES

     21.01 Tenant agrees at any time and from time to time upon not less than twenty-five (25) days' prior written notice from Landlord to execute, acknowledge and deliver to Landlord a statement in writing addressed and certifying to Landlord, or to the holder or assignee of any existing or prospective mortgage encumbering the Building or any part thereof (hereafter a "Mortgagee"), or to the lessor, or existing or prospective assignee of the lessor's position, under any existing or prospective ground lease of the land underlying the Building (hereafter a "Ground Lessor"), or to any prospective purchaser of the land, improvements or both comprising the Building, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, which are acceptable in all respects, and that any improvements required by the terms of this Lease to be made by Landlord have been completed (or have not been completed) to the satisfaction of Tenant; that Tenant is in full occupancy of the Premises; that no rent has been paid more than thirty (30) days in advance; that the first month's Base Rent has been paid; that Tenant is entitled to no free rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord's or any predecessor landlord's interest under this Lease; the dates to which Base Rent, additional rental and other charges have been paid; that Tenant, as of the date of such certificate to the best of its knowledge, has no charge, lien or claim of setoff under this Lease or otherwise against Base Rent, additional rental or other charges due or to become due under this Lease (or otherwise specifying the same as known to Tenant); and that to the best of its knowledge Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease or any other matter relating to this Lease or the Premises or, if so, specifying each such default known to Tenant. In addition, in the event that such certificate is being given to any Mortgagee or Ground Lessor, such statement may contain any other provisions customarily required by such Mortgagee or Ground Lessor (provided no such provision shall materially and adversely affect the rights and benefits granted to Tenant pursuant to this Lease) including, without limitation, an agreement on the part of Tenant to furnish to such Mortgagee or Ground Lessor, as applicable, written notice of any Landlord default and a opportunity for such Mortgagee or Ground Lessor to cure such default prior to Tenant being able to terminate this Lease as provided in
Section 17.03. Any such statement delivered pursuant to this Section may be relied upon by Landlord or any Mortgagee, Ground Lessor or prospective purchaser to whom it is addressed and such statement, if required by its addressee, may so specifically state. If Tenant does not execute, acknowledge and deliver to Landlord the statement as and when required herein, and such failure continues for five (5) days after written notice from Landlord, then such failure shall be deemed to be a default by Tenant beyond all cure periods. (See Insert 21.01 on Page 17A)
                        ARTICLE XXII - ENTRY BY LANDLORD

     22.01 Landlord may enter the Premises at all reasonable times to inspect the same; exhibit the same to prospective purchasers, lenders or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease;

                                  Insert 20.01

        Landlord agrees that it will not unreasonably discriminate against Tenant in the application and/or enforcement of the Rules and Regulations.

                                  Insert 21.01

        Landlord agrees that at any time and from time to time upon not less than twenty-five (25) days' prior written notice from Tenant, Landlord shall execute, acknowledge and deliver to Tenant a statement in writing addressed and certifying to Tenant, any lender or prospective purchaser of Tenant, reasonable relevant data and information regarding the status of Tenant's rights and the performance of Tenant under the Lease. In no event, however, shall Landlord be obligated to execute any such statement more frequently than two (2) times in any calendar year. If Landlord does not execute, acknowledge and deliver to Tenant the statement as and when required herein, and such failure continues for five (5) days after written notice from Tenant, then such failure shall be deemed to be a default by Landlord beyond all cure periods (except as provided in Section 17.03 with respect to the Notified Party's cure period).

                                      17A
post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes, private executive suites, computer rooms, and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of Tenant's duties under this Lease. If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall be payable by Tenant to Landlord as additional rent. Landlord agrees to use reasonable efforts to minimize interference with Tenant's business operations in connection with Landlord's exercise of the foregoing rights, provided Landlord shall be entitled to exercise such rights during normal business hours. Furthermore, Landlord agrees to provide at least 24 hours prior oral or telephone notice to Tenant at the Premises before entering the Premises (excluding emergencies or when providing routine services, when no such notice shall be required). (See Insert
22.01 on Page 18A)

                                 ARTICLE XXIII

       LANDLORD'S LEASE UNDERTAKINGS-EXCULPATION FROM PERSONAL LIABILITY;
                        TRANSFER OF LANDLORD'S INTEREST

     23.01 LANDLORD'S LEASE UNDERTAKINGS. Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its beneficiaries; and
(b) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Heitman/JMB Advisory Corporation or Heitman Properties Ltd., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives. Notwithstanding the foregoing, Landlord agrees that for so long as Landlord or an affiliate of Landlord owns Landlord's Real Estate and Landlord's current beneficiary or an affiliate of Landlord's beneficiary owns the beneficial interest in Landlord, Landlord shall maintain an equity interest in Landlord's Real Estate of not less than Five Million Dollars ($5,000,000).

     It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Building, the Land and the Premises to the terms of this lease and for no other purpose whatsoever, and in case of default hereunder by Landlord (or default through, under or by any of its beneficiaries, or agents or representatives of said beneficiaries), the Tenant shall look solely to the interests of Landlord in the Building and Land; that this lease is executed and delivered by Landlord not in its own right, but solely in the exercise of the powers conferred upon it as such Trustee; that neither the Landlord nor any of Landlord's beneficiaries shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and no liability or duty shall rest upon Landlord to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; and that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, and Landlord, American National Bank and Trust Company of Chicago, a national banking association, individually or personally, but only as Trustee under the provisions of a Trust Agreement dated December 6, 1988 and known as its Trust No. 107101-01, or against any of the beneficiaries under said Trust Agreement, or their respective agents, on account of this lease or on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this lease contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

     23.02 TRANSFER OF LANDLORD'S INTEREST. Landlord and each successor to Landlord shall be fully released from the performance of Landlord's obligations subsequent to their transfer of Landlord's interest in the Building (but not from obligations which accrued during their respective periods of ownership unless their successor owner assumed such obligations in writing). Landlord and each successor to Landlord shall be deemed to have assumed and be liable for all obligations of the "Landlord" arising under this Lease during the respective period it its ownership. Landlord shall not be liable for any obligation hereunder after a transfer of its interest in the Building. Notwithstanding the foregoing provisions of this Section 23.02, Tenant shall retain its limited set-off rights provided for in Article XXXIV of the Rider.

     23.03  TENANT'S PARTNERS' ESCULPATION FROM PERSONAL LIABILITY. (See Insert
23.03 on Page 18A)

                                      -18-                             10/18/93

                                  Insert 22.01

     Anything set forth in Section 22.01 of the Lease to the contrary notwithstanding:

     (b)  Landlord shall not enter the Premises for the purposes specified in
Section 22.01 without first giving Tenant prior notice as provided herein.

     (c) In no event shall Tenant's waiver pertain to claims arising out of the negligence of Landlord or its employees or agents.

                                  Insert 23.03

     23.03 Tenant's Partners' Exculpation From Personal Liability. Notwithstanding anything to the contrary contained in the Lease Documents, it is expressly understood and agreed by and between the parties hereto that no personal liability or personal responsibility of any sort with respect to any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or any alleged breach thereof is assumed by or shall at any time be asserted or enforceable against any of the present or future general partners of Tenant or any of such general partners' respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives (provided, however, that the foregoing limitation upon personal liability or personal responsibility shall not apply to any such general partner to whom the interest of the "Tenant" under this Lease is hereafter assigned). The foregoing limitation shall not affect or diminish the liability or responsibility of Tenant (as opposed to the personal liability or personal responsibility of its general partners as aforesaid) under the Lease Documents, and Landlord shall have full and complete recourse to all assets and property of Tenant of whatever kind (including, without limitation, all tangible and intangible property, real property, revenues, accounts, income, contract rights and proceeds), but excluding any recourse by Landlord to any rights or other assets of Tenant that result from or on account of (a) any undertakings made by any present or future general partner of Tenant in any partnership agreement or other document governing or relating to the formation, operation, governance or liquidation of Tenant or any obligation of any present or future general partner of Tenant arising under or on account of any such document (excluding (i) loans from Tenant to a general partner, (ii) accounts receivable owed by a general partner to Tenant [which shall in no event include any capital contribution to Tenant, or any accounts receivable, owed by the general partners of Tenant to Tenant in proportion to such general partners' respective partnership interests in Tenant] or

                                      18A

(iii) any other contractual obligations owed by a general partner to Tenant so long as the same do not relate to the formation, operation, governance or liquidation of Tenant and are not owed by the general partners of Tenant to Tenant in proportion to such general partners' respective partnership interests in Tenant) or (b) any applicable case law or other law that holds any general partner in Tenant liable to Tenant solely on account of such general partner's status as a general partner of Tenant.

                                      18B

                        ARTICLE XXIV - HOLDOVER TENANCY
     24.01 If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent. During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to one hundred fifty percent (150%) of the Base Rent and 100% of the Tax and Operating Expense Adjustment payable by Tenant to Landlord with respect to the last month of the Lease Term for the first sixty
(60) days of such holdover and two hundred percent (200%) of the Base Rent and 100% of the Tax and Operating Expense Adjustment payable by Tenant to Landlord with respect to the last month of the Term for the balance of such holdover. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys' fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be liable to Landlord for consequential damages unless such holdover exceeds sixty (60) days.

                             ARTICLE XXV - NOTICES
     25.01 Except as otherwise provided in Article XXII, all notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by overnight air freight courier or by mailing the same by registered or certified mail, postage prepaid, addressed to the Landlord at the address for Landlord set forth in Section 1.13 above and to Tenant at the address for Tenant set forth in Section 1.14 above, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been served three (3) business days after the time the same was posted or when actually received if delivered personally or by overnight air freight courier.

                            ARTICLE XXVI - BROKERS

     26.01 The parties recognize as the broker(s) who procured this Lease the firm(s) specified in Section 1.15 and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease. If Tenant has dealt with any other person or real estate broker in respect to leasing, subleasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.

                         ARTICLE XXVII - MISCELLANEOUS
     27.01 Entire Agreement. This Lease and the Termination Agreement (as defined in Section 35.01 of the Rider) contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein and in the Termination Agreement. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.


     27.02 Amendments. This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Neither Landlord nor Tenant shall have waived or released any of its rights hereunder unless in writing and executed by the party to be bound.

     27.03 Successors. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

     27.04 Force Majeure. Neither Landlord nor Tenant shall incur liability to Tenant or Landlord, respectively, with respect to, and shall not be responsible for any failure to perform, any of its obligations hereunder if such failure is caused by any reason beyond the control of such party including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services. Except and only to the extent expressly provided otherwise elsewhere in this Lease, the amount of time for Landlord or Tenant to perform any of its obligations shall be extended by the amount of time such party is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences. (See Insert 27.04 on page 19A.)

                                  Insert 27.04

        In no event, however, shall any cause of any sort excuse Tenant from its obligations to pay Rent where due and to surrender and vacate the Premises upon the expiration or termination of the Lease Term or Tenant's right to possession of the Premises.

                                      19A

     27.05 SURVIVAL OF OBLIGATIONS. Except as expressly provided herein, any obligations of either party accruing prior to the expiration of the Lease shall survive the termination of the Lease, and the parties shall promptly perform all such obligations whether or not this Lease has expired.

     27.06 LIGHT AND AIR. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

     27.07 GOVERNING LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     27.08 SEVERABILITY. In the event any provisions of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

     27.09 CAPTIONS. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

     27.10 INTERPRETATION. Tenant and Landlord each acknowledges to the other party that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

     27.11 INDEPENDENT COVENANTS. Each covenant, agreement, obligation or other provision of this Lease to be performed by Landlord or Tenant are separate and independent covenants of Landlord and Tenant respectively, and not dependent on any other provision of the Lease.

     27.12 NUMBER AND GENDER. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

     27.13 TIME IS OF THE ESSENCE. Time is of the essence of this Lease and the performance of all obligations hereunder.

     27.14 JOINT AND SEVERAL LIABILITY. If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant's obligations hereunder.

     27.15 EXHIBITS. The Exhibits and a Rider are incorporated into this Lease by reference and made a part hereof.

     27.16 OFFER TO LEASE. The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord and (b) it is fully reviewed and executed by Landlord.

     27.17 NO COUNTERCLAIM; CHOICE OF LAWS. It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (except for a mandatory counterclaim which would be waived as a matter of law if not so imposed in such proceeding). In addition, Tenant hereby submits to local jurisdiction in the State of Illinois and agrees that any action by Tenant against Landlord shall be instituted in the State of Illinois and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of Illinois.

     27.18   ELECTRICAL SERVICE TO THE PREMISES. Anything set forth in Section
7.01 or elsewhere in this Lease to the contrary notwithstanding, electricity to the Premises shall not be furnished by Landlord, but shall be furnished by the approved electric utility company serving the Building. Landlord shall permit Tenant to receive such service directly from such utility company at Tenant's cost (except as otherwise provided herein) and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes.

     27.19 RIGHTS RESERVED BY LANDLORD. Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (i) to change the name or street address of the Building; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building; (iii) to designate (to the extent Landlord so requires all other office tenants of the Building for uniformity of appearance) and/or approve (which approval shall not be unreasonably withheld) prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises and, notwithstanding the provisions of Article IX, the design, arrangement, style, color and general appearance of the portion of the Premises visible from the exterior, and contents thereof, including, without limitation, furniture, fixtures, signs, artwork, wall coverings, carpet and decorations, and all changes, additions and removals thereto, shall, at all times have the appearance of premises having the same type of exposure and used for substantially the same purposes that are generally prevailing in first class office buildings in the area. A violation of this provision may be deemed a material breach of this Lease; (iv) to display the Premises and/or the Building to mortgagees, prospective mortgagees, prospective purchasers and ground lessors at reasonable hours upon reasonable advance notice to Tenant; (v) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (vi) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive rights shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (vii) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees and business invitees; (viii) to prohibit the placement of video or other electronic games in the Premises other than for use by Tenant's employees; (ix) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mail chute business in the Building; (x) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (xi) to install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering or leaving the Building; (xii) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (xiii) to retain at all times master keys or pass keys to the Premises. (See Insert No. 27.19 on Page 21A.) (Additional provisions are set forth in the Rider.)

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:                            TENANT:

AMERICAN NATIONAL BANK AND TRUST     GALILEO INTERNATIONAL PARTNERSHIP, a
COMPANY OF CHICAGO, not personally, Delaware general partnership but as Trustee aforesaid

By:             [sig]                By:               [sig]
     ------------------------------       -------------------------------------

Its:   TRUST OFFICER                 Its: Senior Vice President &
     ------------------------------       Chief Financial Officer
                                          -------------------------------------

                                  Insert 27.19

     (A) Anything set forth in Section 27.19 or elsewhere in the Lease to the contrary notwithstanding, Landlord agrees that for so long as this Lease is in full force and effect and Tenant is not in "material monetary breach or default" (as hereinafter defined) under the Lease, beyond any applicable cure period, or otherwise in material breach or default of any other obligation of Tenant under the Lease, beyond any applicable cure period:

     (i) Landlord will not change the name of the Building to the name of any airline or any airline ticket reservation system company (unless, (a) after the expiration of the initial Lease Term, the Building is sold to an airline or to a person or entity engaged in the airline ticket reservation system business or (b) Galileo International Partnership and/or its Affiliates are no longer the "Tenant" under this Lease or are not in actual physical occupancy of, and conducting business from, at least 50,000 rentable square feet of space in the Building).

     (ii) Landlord will not place the name of another tenant on the top of the Building (unless Landlord has theretofore required Tenant to remove its sign from the top of the Building pursuant to Section 29.01 below).

Nothing in this subparagraph (A) shall limit Landlord's right to place the name of any tenant on any monument or other signage located on the Building or on the land under the Building or under its parking and common areas; provided that unless Galileo International Partnership and/or its Affiliates are no longer the "Tenant" under this Lease or are not in actual physical occupancy of, and conducting business from, at least 50,000 rentable square feet of space in the Building, Landlord shall not place, or allow another tenant to place, a sign on the existing monument sign of the Building which is larger than Tenant's sign on such monument sign.

     (B) Anything set forth in Section 27.19 or elsewhere in the Lease to the contrary notwithstanding, Landlord currently intends to retain its current mail chutes and Landlord currently intends to maintain air freight drop boxes in the ground floor lobby of the Building. Landlord agrees that it will continue to maintain drop boxes for reputable air freight carriers in the lobby of its Building (or elsewhere in the Building) as long as such service is offered in other comparable buildings in the O'Hare corridor.

                                      21A

            RIDER TO OFFICE LEASE (THE "LEASE") DATED MARCH 31, 1995
                                 BY AND BETWEEN
            AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, NOT
        PERSONALLY BUT SOLELY AS TRUSTEE UNDER TRUST AGREEMENT KNOWN AS
                        TRUST NO. 107101-01 ("LANDLORD")
                                      AND
       GALILEO INTERNATIONAL PARTNERSHIP, A DELAWARE GENERAL PARTNERSHIP

        This Rider and the Lease shall, for any and all purposes, be deemed to be one instrument. In the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms and provisions of this Rider, the terms and provisions of this Rider shall, in all instances, control and prevail. Except as expressly defined or modified in this Rider, all words and phrases which are defined in the Lease shall have the same meaning in this Rider as is ascribed to such words and phrases in the Lease.

INSERT NO. 1 - BASE RENT

     Period                  Annual Base Rent           Monthly Base Rent
     ------                  ----------------           -----------------

4/1/95 - 3/31/96               $684,168.00                 $57,014.00

4/1/96 - 3/31/97                704,693.04                  58,724.42

4/1/97 - 3/31/98                725,833.80                  60,486.15

4/1/98 - 3/31/99                747,608.88                  62,300.74

4/1/99 - 3/31/00                770,037.12                  64,169.76

INSERT NO. 2 - INTERRUPTION IN SERVICE

(A) Notwithstanding anything in Section 7.02 of the Lease to the contrary, if as a result of an act or omission of Landlord or any employee of Landlord or an event of the type described in Section 27.04 of this Lease (as distinguished from an act or omission of Tenant or the occurrence of a Premises Casualty [as defined elsewhere in this Lease]), electricity, heating, air conditioning, restroom facilities, water for Tenant's business machinery and equipment or passenger elevator service to the Premises (at least one cab), as described in
Section 7.01 of the Lease, is not furnished to the Premises, and if as a result thereof the Premises, or a "material part" (as defined below) of the Premises, is rendered untenantable, inaccessible or unusable for Tenant's business, in Tenant's good faith business judgment, for a period of three (3) consecutive business days and Tenant does not occupy the Premises, or such material portion thereof which is rendered untenantable, inaccessible or unusable, as the case may be, during such 3-business day period, then as Tenant's sole remedy for such failure to furnish such service (except for the remedy provided in subparagraph [B] of this Insert No. 2), Base Rent and Tax and Operating Expense Adjustment payable for such portion of the Premises which Tenant does not so occupy shall abate for the period commencing on the expiration of said three (3) business day period and expiring on the date such service is restored or Tenant determines in its good faith business judgment that it is able to resume occupancy of the Premises or such material part thereof, as the case may be. As used in this subparagraph (A) of Insert No. 2, the phrase "material part" shall mean an amount in excess of five thousand (5,000) rentable square feet of the Premises.

(B) Notwithstanding anything in Section 7.02 of the Lease to the contrary, if as a result of an act or omission of Landlord or any employee of Landlord or an event of the type described in Section 27.04 of this Lease (as distinguished from an act or omission of Tenant or the occurrence of a Premises Casualty) electricity, heating, air conditioning, rest room facilities, water for Tenant's business machinery and equipment, or passenger elevator service to the Premises (at least one cab) as described in Section 7.01 of the Lease, is not furnished to the Premises, and if as a result thereof the Premises or a "material part" (as defined below) of the Premises is rendered untenantable, inaccessible or unusable for Tenant's business, in Tenant's good faith business judgment, for a period of one hundred-twenty (120) consecutive days and Tenant does not occupy the Premises, or such material portion thereof which is rendered untenantable, inaccessible or unusable, as the case may be, during such one hundred-twenty
(120) day period, then in addition to the remedy set forth in subparagraph (A) of this Insert No. 2, and as Tenant's sole additional remedy for such one hundred-twenty (120) day interruption of service, Tenant shall have the right to terminate this Lease and its obligations under this Lease by giving Landlord written notice of such termination within ten (10) business days after the expiration of such one hundred-twenty (120) day period. As used in this subparagraph (B) of Insert No. 2, the phrase "material part" shall mean an amount in excess of twenty-three thousand (23,000) rentable square feet of the Premises.

       INSERT NO. 3 -- TENANT'S TERMINATION RIGHT UPON PREMISES CASUALTY


Notwithstanding anything contained in Article XI of the Lease to the contrary, the parties hereby agree as follows:

        (A) Within thirty (30) days following the date of any damage or destruction to the Premises (hereinafter a "Premises Casualty"), Landlord shall provide to Tenant in writing Landlord's good faith estimate of the time required by Landlord to restore the Premises. Notwithstanding the anything contained in the Lease to the contrary, Tenant shall have no right to terminate the Lease if the Premises Casualty was primarily caused by the intentional misconduct, or by the wilful or wanton act or omission, of Tenant or Tenant's agents, employees, contractors, clients, invitees or subtenants.

                  (B) If a Premises Casualty occurs during the second-to-last year of the Lease Term (exclusive of option periods), then the one hundred eighty (180) day period referred to in Section 11.02 of the Lease shall be reduced to a one hundred twenty (120) day period.

                  (C) If a Premises Casualty occurs during the last year of the Lease Term, then the one hundred eighty (180) day period referred to in Section 11.02 of the Lease shall be reduced to a ninety (90) day period.

                  (D) If any Premises Casualty shall have occurred and neither Landlord nor Tenant shall have elected to terminate the Lease as allowed pursuant to the Lease, then Landlord shall diligently proceed to repair and restore the Premises (inclusive of any Alterations and other Tenant improvements that Landlord has agreed to insure).

INSERT NO. 4 - RIGHT TO SUBLEASE OR ASSIGN TO AFFILIATE

Notwithstanding anything contained in Article XIV of the Lease to the contrary, Tenant shall have the right to assign the Lease or sublease all or any part of the Premises to an "Affiliate" without the prior written consent of Landlord, but upon at least fifteen (15) days' prior written notice to Landlord and subject to all of the other provisions of the Lease, specifically including, without limitation, the continuation of liability of Tenant under the Lease; provided, however, that Tenant shall not have the right to sublease the Premises, or any part thereof, or to assign the Lease to any Affiliate which, in Landlord's reasonable judgment, is disreputable or otherwise not in keeping with the nature or class of tenants in the Building. For purposes of this provision, the term "Affiliate" shall mean any corporation or other entity controlling, controlled by, or under common control with (directly or indirectly) Tenant, including, without limitation, any parent corporation controlling Tenant or any subsidiary that Tenant controls, or any corporation or other entity resulting from a merger or consolidation with Tenant, or any person or entity which purchases all or substantially all of Tenant's assets. The term "control" as used herein shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than fifty percent (50%) of the voting securities in such controlled entity, by contract or otherwise. Furthermore, Landlord agrees that a transfer of any interest in Tenant to any person or entity in a good faith business transaction which, by itself or in connection with related transactions, is not primarily intended to allow Tenant to transfer its rights in or to this Lease or in or to the Premises without having to comply with the provisions of Section 14.01, shall not constitute an "assignment" or transfer for which, pursuant to Section 14.01,

Landlord's consent is required or as to which the remaining provisions of
Article XIV apply.

INSERT NO. 5 - RESERVED PARKING SPACES

Landlord agrees to furnish to Tenant, at no additional charge, eight (8) reserved parking spaces in the Building's parking garage and two (2) reserved parking spaces in the Building's surface parking lot on the west side of the Building (collectively, "Tenant's Parking Spaces"), for so long as the Lease is in full force and effect. The location of Tenant's Parking Spaces shall be designated by Landlord and may be changed from time to time by Landlord by notice to Tenant (provided Landlord shall not change the location of any such parking space merely to grant such space to another person or entity). Initially, such two (2) spaces in such surface lot shall be in the same locations as their current locations and such eight (8) spaces in such garage shall be in the locations designated by Tenant (which must be located among the 16 spaces currently utilized by Tenant). Landlord shall have no responsibility for or liability to Tenant in the event of any unauthorized use of Tenant's Parking Spaces. Tenant's use of Tenant's Parking Spaces shall be subject to reasonable rules and regulations promulgated from time to time by Landlord for the use of parking spaces.

ADDITIONAL PROVISIONS:

                        ARTICLE XXXVIII - INTERIM SPACE

        28.01 Interim Space. Landlord grants a license to Tenant to use Suite 200 on the second floor of the Building, consisting of approximately 9,530 rentable square feet, as shown on Exhibit E attached hereto (the "Second Floor Temporary Space"), Suite 1100 on the eleventh floor of the Building, consisting of approximately 12,768 rentable square feet, as shown on Exhibit H attached hereto (the "Eleventh Floor Temporary Space") and Suites 650 and 820 on the sixth and eighth floors, respectively, of the Building (collectively, the "Terminated Temporary Space"; the Second Floor Temporary Space, the Eleventh Floor Temporary Space and the Terminated Temporary Space are hereinafter collectively referred to as the "Temporary Spaces") for Tenant to conduct business operations while Tenant performs tenant improvement work in the Premises. Tenant's occupancy of the Temporary Spaces shall be upon all of the same terms and provisions as are contained in this Lease, except as follows:

            (A) Except as provided in subparagraph (E) below, Tenant shall not be obligated to pay Base Rent or Tax and Operating Expense Adjustment for the Temporary Spaces, but Tenant shall pay for all electricity and supplemental building services provided to Tenant with respect to the Temporary Spaces;

            (B) Tenant's right to occupy the Temporary Spaces shall commence on the date of full execution and delivery of this Lease. Tenant's right to occupy the Second Floor Temporary Space shall expire on the first to occur of (1) the completion of Tenant's tenant improvement work in the Premises or (2) the date which is six (6) months after the date of full execution and delivery of this Lease. Either party hereto may terminate Tenant's right to occupy the Eleventh Floor Temporary Space upon not less than thirty (30) days' prior notice to the other party, but such termination shall not occur earlier than June 30, 1995. Tenant's right to occupy the Terminated Temporary Space shall expire on the date which is one month after the date of full execution and delivery of this Lease;

                (C) Tenant shall accept the Temporary Spaces in their "as-is" physical condition, without any representation, credit or allowance from Landlord with respect to the condition or improvement thereof;

                (D) It shall be a condition of Tenant's right to occupy the Temporary Spaces that this Lease is in full force and effect and Tenant is not in material monetary breach or default under this Lease, beyond any applicable cure period, or otherwise in material breach or default under this Lease, beyond any applicable cure period, at any time while Tenant is occupying the Temporary Spaces (as used in this Lease "material monetary breach or default" shall mean non-payment of a sum exceeding $25,000);

                (E) For each month after April 30, 1995 that Tenant occupies all or any part of the Eleventh Floor Temporary Space, Tenant shall pay to Landlord gross rent therefor in the amount of $15,960.00 (which rent shall be prorated for any partial month of such occupancy and shall be payable at the same time and in the same manner as Base Rent due hereunder); and

                (F) Tenant shall surrender possession of the Temporary Spaces in condition required pursuant to the Termination Agreement.


                             ARTICLE XXIX - SIGNAGE

        29.01 Signage. Tenant shall have the right to maintain its current sign on the exterior of the Building. Tenant shall further have the right to change such sign or to identify an Affiliate on such sign (instead of Tenant), subject to compliance with all applicable laws, codes and ordinances and subject to Landlord's consent, which shall not be unreasonably withheld. Subject to Landlord's supervision, Tenant, at Tenant's expense, shall maintain such sign in a good, clean and sightly condition. It shall be a condition of Tenant's right to maintain such sign that: (A) Tenant is not in material monetary breach or default under this Lease, beyond any applicable cure period, or otherwise in material breach or default under this Lease, beyond any applicable cure period, (B) this Lease is in full force and effect and (C) Galileo International Partnership and/or its Affiliates are the "Tenant" under this Lease and are in actual physical occupancy of, and conducting business from, at least 50,000 rentable square feet of space in the Building. Notwithstanding the foregoing, Landlord agrees that if it is entitled to require Tenant to remove such sign because Tenant fails to satisfy the condition described in clause (C) in the immediately preceding sentence, Landlord shall not require Tenant to remove such sign unless it has granted the right to place a sign on the top of the Building to another occupant of the Building that is (or after completing its move into the Building will be) in physical occupancy of and conducting business from a rentable area larger than the rentable area then occupied by Tenant. Upon the expiration or termination of the Lease Term, Tenant, at Tenant's expense, shall remove the sign and restore the affected areas of the Building. The right granted to Tenant in this Article XXIX is personal to Galileo International Partnership and its Affiliates and shall not inure for the benefit of any subtenant or any other third party assignee.

ARTICLE XXX - CONTRACTION OPTION; RELOCATION OF 10TH FLOOR PREMISES

        30.01 Contraction Option. Tenant shall have one option (the
"Contraction Option") to terminate this Lease with respect only to a portion of the Premises on the tenth (10th) floor of the Building consisting of 6,666 rentable square feet (the "Contraction Space"), the location of which shall be selected by Tenant, subject to Section 30.02(D). If Tenant exercises the Contraction Option, this Lease shall terminate with respect only to the Contraction Space effective as of any date selected by Tenant (the "Contraction Date") but which date must occur during the period commencing on January 1, 1997 and expiring on December 31, 1997.

        30.02 Exercise of Contraction Option. The Contraction Option is granted subject to the following terms and conditions:

                (A) Tenant shall give Landlord written notice (the "Contraction Notice") of Tenant's election to exercise the Contraction Option not later than one hundred eighty (180) days prior to the Contraction Date, which notice shall (i) designate the actual Contraction Space and (ii) designate the actual Contraction Date;

                (B) This Lease shall be in full force and effect and Tenant shall not be in material monetary breach or default under this Lease, beyond any applicable cure period, or otherwise in material breach or default under this Lease, beyond any applicable cure period, either on the date Tenant exercises the Contraction Option or on the Contraction Date;

                (C) Tenant shall pay to Landlord a Contraction Space termination fee (the "Contraction Space Termination Fee") in an amount equal to the unamortized amount as of the Contraction Date of the brokerage commission paid by Landlord to Tenant's broker for the leasing by Tenant of the Contraction Space pursuant to this Lease, together with interest thereon at the per annum rate of ten percent (10%), amortized on a straight-line basis over the five-year Lease Term.

                (D) The Contraction Space must be a single, contiguous portion of the Premises and the Contraction Space must be of a reasonably marketable configuration, with full and direct access to public corridors and other common areas of the Building and in compliance with all applicable building codes and with ADA. Tenant shall reimburse Landlord within ten (10) business days after billing for all costs paid or incurred by Landlord (i) to separately demise the Contraction Space from the remaining space located on the tenth (10th) floor of the Building, (ii) to separately meter such remaining space on the tenth
        (10th) floor, if required, and (iii) to otherwise cause the Contraction Space and such remaining space and the common areas of such floor to comply with all applicable building codes and with ADA. Notwithstanding the preceding sentence, Tenant shall have the right, at is own cost and expense to perform the work referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence if and to the extent it confers with and obtains the reasonable approval of Landlord at least thirty
        (30) days prior to the Contraction Date and otherwise complies with the provisions of Article IX of this Lease.

        30.03 Terms. If Tenant exercises the Contraction Option:

                (A) This Lease shall terminate with respect only to the Contraction Space effective as of the Contraction Date and Rent for the Contraction Space shall be paid through and apportioned as of the Contraction Date;

                (B) Tenant shall surrender and vacate the Contraction Space and deliver possession thereof to Landlord on or before the Contraction Date in the condition required under Sections 9.04 and 30.02(D) of this Lease;

                (C) Neither Landlord nor Tenant shall have any rights, estates, liabilities or obligations under this Lease with respect to the Contraction Space first accruing after the Contraction Date, except those which pursuant to this Lease are to expressly survive the expiration or termination of the Lease Term;

                (D) This Lease shall continue in full force and effect with respect to the entire remaining portion of the Premises (other than the Contraction Space) for the balance of the

     Lease Term. Effective as of the day immediately following the Contraction Date, (1) the Base Rent payable under this Lease shall be reduced by the amount of Base Rent which would otherwise have been payable under this Lease for the Contraction Space (based upon the Rentable Area of the original Premises compared to the Rentable Area of the original Premises less the Contraction Space) and (2) Tenant's Percentage Share shall be reduced to the percentage equivalent of a fraction, the numerator of which is the Rentable Area of the Premises less the Contraction Space and the denominator of which is the Rentable Area of the Building; and

          (E) Landlord and Tenant shall enter into an amendment to this Lease reflecting the termination of the Lease with respect only to the Contraction Space, upon the terms herein provided.

     30.04 Termination. The Contraction Option shall automatically terminate and become null and void upon the earlier to occur of (A) the termination of Tenant's right to possession of all or any part of the Premises as a result of a breach or default by Tenant under this Lease or (B) the failure of Tenant to timely or properly exercise the Contraction Option.

     30.05  Relocation.

          (A) (i) If Tenant has exercised the Contraction Option on or before April 30, 1996, then on or before July 31, 1996, Landlord shall notify Tenant in writing of whether Landlord has entered into an agreement with ADP, Inc. ("ADP") or an affiliate of ADP, whereby Landlord has agreed to lease to ADP or such affiliate the premises currently leased to ADP on the second floor of the Building, consisting of 13,902 rentable square feet (the "ADP Space"). If Landlord has entered into such an agreement to lease the ADP Space to ADP or an affiliate of ADP, then Tenant's exercise of the Contraction Option shall remain in full force and effect. If Landlord has not entered into an agreement to lease the ADP Space to ADP or an affiliate of ADP, then Landlord shall also advise Tenant of whether the balance (or a designated portion thereof) of the second (2nd) floor also is available for leasing to Tenant. If the ADP Space and no other space on the second (2nd) floor is available for leasing to Tenant, then Tenant shall be obligated to relocate all of its tenth (10th) floor premises to the ADP Space. If in such notice Landlord notifies Tenant that the ADP Space and additional space on the second (2nd) floor are available for leasing to Tenant, Tenant shall notify Landlord in writing on or before August 15, 1996, whether Tenant desires to also relocate into such additional space on the second
     (2nd) floor (as well as into the ADP Space). If Landlord fails to notify Tenant on or before July 31, 1996, of the availability for leasing by Tenant of the ADP Space, then it shall be deemed that the

ADP Space shall not be available for leasing to Tenant. In such event, Tenant's exercise of the Contraction Option shall remain in full force and effect. If Landlord notifies Tenant on or before July 31, 1996, that the ADP Space and additional space on the second (2nd) floor of the Building are available for leasing to Tenant and Tenant fails to notify Landlord in writing on or before August 15, 1996 of whether Tenant desires to lease the ADP Space and such additional space on the second (2nd) floor of the Building, then Tenant shall have deemed to have elected not to lease such additional space on the second
(2nd) floor of the Building but only to lease the ADP Space, in which event Tenant shall relocate all of its tenth (10th) floor premises solely to the ADP Space.

        (ii) If Tenant has not exercised the Contraction Option on or before April 30, 1996, then not later than July 31, 1996 Landlord shall notify Tenant whether the entire second floor of the Building is available for leasing by Tenant. If the entire second floor of the Building is so available, by notice given to Landlord not later than August 15, 1996, Tenant may elect to relocate all of its tenth (10th) floor premises to the second floor. After any such relocation, Tenant shall continue to have the Contraction Option as described in, and subject to the terms of, Sections 30.1 through 30.04 above, provided that the "Contraction Space" shall instead consist of all rentable space on the second floor other than the ADP Space, consisting of 9,530 rentable square feet.

        (iii) Provided that Tenant is not in material or monetary breach or default under this Lease, beyond any applicable cure period, or otherwise in material breach or default under this Lease, beyond any applicable cure period, and provided that this Lease is in full force and effect, Landlord agrees that Landlord shall not enter into an agreement to lease the ADP Space to any person or entity other than ADP or an affiliate of ADP prior to May 1, 1996. Landlord further agrees that if Tenant has exercised the Contraction Option on or before April 30, 1996, Landlord shall not enter into an agreement to lease the ADP Space to any person or entity other than ADP or an affiliate of ADP prior to August 1, 1996. After the expiration of the applicable foregoing date, Landlord may enter into an agreement with any party to lease the ADP Space (subject to the terms of Article 31 below).

        (B) It shall be a condition of Tenant's right to relocate a portion of the Premises as provided herein that this Lease shall be in full force and effect and Tenant shall not be in material monetary breach or default under this Lease, beyond any applicable cure period, or otherwise in material breach or default under this Lease, beyond any applicable cure period, either on the date Tenant exercises a right to relocate or on the Relocation Effective Date (as hereinafter defined); provided, however, that Landlord, in its sole discretion, may waive the foregoing condition.

        (C) If Tenant becomes obligated to relocate any portion of its Premises on the tenth floor (the "10th Floor Relocation Premises") to space on the second floor (the "2nd Floor Relocation Premises") as provided above:

          (1) Landlord shall deliver possession of the 2nd Floor Relocation Premises to Tenant for Tenant to commence leasehold improvements desired by Tenant therein (in accordance with Article 9 of this Lease and the Work Letter Agreement) on or before January 1, 1997. Notwithstanding the foregoing or anything else in this Section 30.05, Landlord shall not be liable for any delay in delivery of all or any part of the 2nd Floor Relocation Premises, provided that in the event of any such delay not caused (wholly or in material part) by any act or omission of Tenant or its agents, employees or contractors, (a) the Relocation Effective Date (as hereinafter defined) shall be deferred by a number of days equal to the number of days past January 1, 1997 that Landlord is delayed in delivering possession of the entire 2nd Floor Relocation Premises to Tenant, and (b) the adjustment of Tenant's Base Rent and Tax and Operating Expense Adjustment described in clause (3) of this Section 30.05 (C) shall occur effective as of April 1, 1995 (even though the Relocation Effective Date may have been deferred and Tenant may thus remain in occupancy of all or a portion of the 10th Floor Relocation Premises);

          (2) Tenant shall be responsible for all costs and expenses with respect to moving from the 10th Floor Relocation Premises to the 2nd Floor Relocation Premises and for improving the 2nd Floor Relocation Premises (Tenant hereby agreeing to accept the 2nd Floor Relocation Premises in its "as is", "where is" condition, without any representation, credit or allowance from Landlord with respect to the condition or improvement thereof); and

          (3) Effective as of April 1, 1997 (the "Relocation Effective Date"), the Base Rent and Tax and Operating Expense Adjustment and other expenses payable under this Lease shall be reduced or increased, as the case may be, pro rata (based upon the rentable area of the 2nd Floor Relocation Premises compared to the rentable area of the 10th Floor Relocation Premises).

Upon such relocation, Tenant shall surrender and vacate the 10th Floor Relocation Premises and deliver possession thereof to Landlord on or before the Relocation Effective Date in the condition required under Section 9.04 of this Lease. Neither Landlord nor Tenant shall have any rights, estates, liabilities or obligations under this Lease with respect to the 10th Floor Relocation Premises first accruing after the Relocation Effective Date, except those which pursuant to this Lease expressly survive the expiration or termination of the Lease Term.

            (D) Tenant shall pay Landlord a relocation termination fee (the "Relocation Space Termination Fee") in an amount equal to the unamortized amount as of the Relocation Effective Date of the brokerage commission paid by Landlord to Tenant's broker for the leasing by Tenant pursuant to this Lease of "net terminated tenth (10th) floor space" (as defined below), together with interest thereon at the per annum rate of ten percent (10%), amortized on a straight-line basis over the five-year Lease Term. As used herein, "net terminated tenth (10th) floor space" shall mean the aggregate amount of the 10th Floor Relocation Premises in excess of 13,902 square feet that shall be terminated and no longer leased by Tenant as of the Relocation Effective Date.

            (E) All portions of the 2nd Floor Relocation Premises shall be contiguous and of reasonably marketable configurations, with full and direct access to public corridors and other common areas of the Building and in compliance with all applicable building codes and with ADA. If and to the extent the 2nd Floor Relocation Premises requires separate demising, Tenant shall reimburse Landlord within ten (10) business days after billing for all costs paid or incurred by Landlord to separately demise the same in compliance with applicable building codes and ADA (provided Tenant shall have the right, at its own cost and expense, to perform such demising work if and to the extent it confers with and obtains the reasonable approval of Landlord at least thirty (30) days prior to the effective date of such relocation).

            (F) Landlord and Tenant shall enter into an amendment to this Lease reflecting the relocation of Tenant from the 10th Floor Relocation Premises to the 2nd Floor Relocation Premises, upon the terms herein provided.

                      ARTICLE XXXI -- RIGHT OF FIRST OFFER

        31.01 Expansion Space. For purposes of this Article XXXI, the "Expansion Space" shall mean all of the Rentable Area located on the 2nd and 5th floors of the Building provided that if Tenant subleases (other than to an Affiliate) any space on the same floor as, or on a floor contiguous to any floor containing, part of the Expansion Space, then all space on such same or contiguous floor which was part of the "Expansion Space" shall no longer constitute part of this "Expansion Space").


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
        31.02 Right of First Offer. In the event that at any time during the Lease Term prior to March 31, 1998, Landlord desires to lease the Expansion Space, or any part thereof, or any part thereof with other space in the Building (which other space shall be considered part of the Expansion Space), to a third party (excluding any new or renewal lease or lease expansion with any present or future tenant of such Expansion Space, whether pursuant to the exercise by such tenant of a renewal or expansion option contained in such tenant's lease or pursuant to new negotiations between Landlord and said tenant), Landlord shall give Tenant written notice thereof ("Landlord's Notice") prior to Landlord entering into any lease for such Expansion Space, which notice shall specify (A) the portion of the Expansion Space which Landlord desires to lease (hereinafter referred to as the "Actual Expansion Space"), (B) the date upon which such Actual Expansion Space shall be available for occupancy and (C) the "market rate of rent" (as defined below) per square foot of rentable area of such Actual Expansion Space to be quoted for a hypothetical lease having a lease term expiring on the Expiration Date of the Lease Term. Tenant shall thereupon have the right (a "First Offer Right") to lease all, but not less than all of the Actual Expansion Space for a lease term commencing on the available occupancy date for such Actual Expansion Space (as specified in Landlord's Notice) and expiring on the Expiration Date of the Lease Term. Each First Offer Right is conditioned upon strict compliance with the following terms and conditions:

            (1) Tenant gives Landlord written notice of its election to exercise the First Offer Right within ten (10) business days after Landlord gives Tenant the applicable Landlord's Notice for such First Offer Right; and

            (2) This Lease is in full force and effect and Tenant is not in material monetary breach or default under this Lease, beyond any applicable cure period, or otherwise in material breach or default under this Lease, beyond any applicable cure period, either on the date Tenant exercises the First Offer Right or on the proposed commencement date of the lease term for the Actual Expansion Space.

As used herein, "market rate of rent" shall mean the total rate of rent, including component parts of such rate of rent such as net rent, fixed and/or indexed rental adjustments and all rental adjustments for Property Taxes and Operating Expenses for the Building, and taking into account tenant concessions, if any, such as rent abatements and improvements allowances, which Landlord is offering to third party tenants for office space in the Building (taking into account, among other things, the lengths of the terms and the sizes of the spaces and levels of improvement of the spaces demised under such leases to third party tenants).

        31.03 Continuous Right. If Tenant does not timely or properly exercise a First Offer Right, Landlord may at any time thereafter lease the Actual Expansion Space to any third party on


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
such terms and conditions as are acceptable to Landlord (but not on economic terms substantially more favorable to such third party than those set forth in Landlord's Notice), without any further rights of Tenant to lease such space unless such space is not leased by a third party within 180 days after delivery of Landlord's Notice or such space is vacated by the third party and is again available for leasing, in each such case Landlord shall again comply with the terms of this Article 31.

        31.04   Terms.  If Tenant exercises a First Offer Right:

            (A) All of the terms, covenants and provisions of this Lease shall be applicable to the lease of the Actual Expansion Space, except that the initial annual rate of Base Rent per square foot of rentable area of the Actual Expansion Space shall be equal to the "market rate of rent" per square foot of rentable area of the Actual Expansion Space specified in the applicable Landlord's Notice. The Base Rent applicable to the Actual Expansion Space shall be subject to adjustments during the lease term of the Actual Expansion Space in accordance with the applicable Landlord's Notice. There shall be no abatement of Base Rent or Tax and Operating Expense Adjustment for the Actual Expansion Space, except that if Tenant elects to perform leasehold improvements in the Actual Expansion Space to prepare the Actual Expansion Space for Tenant's occupancy, Base Rent and Tax and Operating Expense Adjustment for the Actual Expansion Space shall abate during the period Tenant performs such leasehold improvements, until Tenant first conducts business from any portion of the Actual Expansion Space (such abatement period not to exceed 60 days).

            (B) Tenant agrees to accept possession of the Actual Expansion Space in an "as is," "where is" condition without any representation, credit or allowance from Landlord for the improvement thereof.

            (C) Landlord and Tenant shall promptly execute and deliver an amendment to this Lease reflecting the lease by Landlord to Tenant of the Actual Expansion Space on the terms herein provided.

        31.05 Termination. Each First Offer Right granted in this Lease shall automatically terminate and become null and void upon the earlier to occur of
(A) the expiration or termination of this Lease, (B) the termination of Tenant's right to possession of all or any part of the Premises as a result of a breach or default by Tenant under this Lease, or (C) the failure by Tenant to timely or properly exercise such First Offer Right (without limiting any future First Offer Rights which may arise under Section 31.03).

                        ARTICLE XXXII -- RENEWAL OPTION

        32.01 Renewal Option. Tenant shall have an option (the "Renewal Option") to renew the initial Lease Term with respect to


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
all (but not less than all) of the Premises (including any space in addition to the original Premises then demised to Tenant under or pursuant to this Lease, as from time to time amended) as of the expiration date of the Lease Term for the additional term (the "Renewal Term") of five (5) years, commencing on April 1, 2000 and expiring on March 31, 2005 (which upon exercise of the Renewal Option, shall be the "Expiration Date" under this Lease), upon the following terms and conditions:

            (A) Tenant gives Landlord written notice ("Tenant's Exercise Notice") of Tenant's election to exercise the Renewal Option no later than November 30, 1998; and

            (B) This Lease is in full force and effect and Tenant is not in material monetary breach or default under this Lease, beyond any applicable cure period, or otherwise in material breach or default under this Lease, beyond any applicable cure period, either on the date Tenant exercises the Renewal Option or on the expiration date of the initial Lease Term.

        32.02 Terms. If Tenant exercises the Renewal Option in accordance with the provisions of Section 32.01:

            (A) The Base Rent payable for the Renewal Term shall be equal to the "market rate of rent" that Landlord reasonably anticipates will be in effect at the commencement of the Renewal Term. If Tenant timely and properly exercises the Renewal Option, Landlord agrees to give Tenant written notice setting forth the "market rate of rent" within thirty
        (30) days after Landlord's receipt of Tenant's Exercise Notice. For purposes of this Section 32.02: (x) "market rate of rent" shall mean the total rate of rent, including component parts of such rate of rent such as net rent, fixed and/or indexed rental adjustments and all rental adjustments for Property Taxes and Operating Expenses for the Building, and taking into account Tenant concessions, if any, such as rent abatements and improvement allowances, which Landlord is offering to third party tenants for office space in the Building (taking into account, among other things, the lengths of the terms and the sizes of the spaces and levels of improvement of the spaces demised under such leases to third party tenants); and (y) the Base Rent payable during the Renewal Term shall be subject to adjustment during the Renewal Term as provided in Landlord's written notice setting forth the market rate of rent. There shall be no abatement of Base Rent or Tax and Operating Expense Adjustment for the Premises during the Renewal Term.

            (B) Tenant shall have no further options to renew the Lease Term beyond the expiration date of the Renewal Term.

            (C) Tenant agrees to accept the Premises at the commencement of the Renewal Term in its "as is" condition, without any representation, credit or allowance from Landlord with respect to the improvement thereof.

          (D) Except for the rate of Base Rent and except as otherwise provided herein, all of the terms and provisions of this Lease shall remain the same and in full force and effect during the Renewal Term.

          (E) Landlord and Tenant shall execute and deliver an amendment to this Lease reflecting the lease of the Premises by Landlord to Tenant for the Renewal Term on the terms herein provided promptly after Tenant's right to rescind such exercise becomes null and void.

32.03  Rate Negotiations; Arbitration

     Tenant shall have twenty (20) days ("Tenant's Review Period") after receipt of Landlord's notice of the proposed "market rate of rent" within which to accept such proposed "market rate of rent" or to object thereto in writing. In the event Tenant so objects, Landlord and Tenant shall attempt in good faith to agree upon such "market rate of rent". If Landlord and Tenant fail to reach agreement on the "market rate of rent" by the date (the "Outside Agreement Date") that is fifteen (15) days following the expiration of Tenant's Review Period, Tenant and Landlord each shall submit their respective good faith determinations of the applicable "market rate of rent" by sealed bid to arbitration in accordance with the following procedure:

     (A) (i) Not later than fifteen (15) days following the Outside Agreement Date, Landlord and Tenant shall each appoint one independent arbitrator who shall by profession be a real estate appraiser (with the professional designation of M.A.I. or, if M.A.I. ceases to exist, a comparable designation from an equivalent professional appraiser organization) or office leasing broker who shall have been active over the ten (10) year period ending on the date of such appointment in appraising or leasing of commercial office properties in the O'Hare office corridor. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted "market rate of rent" for the Premises is the closest to the "market rate of rent" for the Premises as determined by the arbitrators, taking into account all relevant elements, including, without limitation, the elements listed in Section 32.02(A) of this Lease.

          (ii) The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

         (iii) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted market rate of rent" and shall notify Landlord and Tenant thereof in writing.

         (iv) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant and judgment upon such decision may be entered into by any court having jurisdiction over Landlord and Tenant.

         (v) If the two arbitrators fail to agree upon and appoint a third arbitrator within the time period herein provided, Landlord and Tenant shall submit the task of appointing the third arbitrator to the Chicago Office Leasing Brokers Association ("COLBA") and the President of COLBA shall appoint the third arbitrator who shall possess the qualifications described in clause (A) (i) of this Section 32.03.

         (vi) The entire cost of arbitration shall be paid by Landlord if Tenant's submitted "market rate of rent" is selected and by Tenant if Landlord's submitted "market rate of rent" is selected; provided, however, that regardless of the results of the arbitration, the cost of arbitration shall be paid by Tenant if Tenant proceeds to rescind the exercise of the Renewal Option pursuant to clause (C) of this Section 32.03.

     (vii) Notwithstanding the foregoing, if either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date as provided for in clause (A) (i) of this Section 32.03(1) and such failure to appoint an arbitrator is not cured within ten (10) days after receipt by such failing party of written demand to do so by the other party (which other party shall have appointed its arbitrator prior to sending such written demand), then the arbitrator appointed by the party sending such demand, acting alone, shall reach a decision on the applicable "market rate of rent", notify Landlord and Tenant in writing thereof, and such arbitrator's decision shall be binding on the Landlord and Tenant.

(B) If for any reason whatsoever the applicable "market rate of rent" for a Renewal Term has not been determined, as provided in this Lease, by the commencement of such Renewal Term the "market rate of rent" (and terms of payment) as proposed by Tenant in its sealed bid shall be utilized as the new rate of Base Rent until such time as the final "market rate of rent" for such Renewal Term has been conclusively determined (at which time Tenant, if Landlord's submitted "market rate of rent" is selected as the rate of rent for the Renewal Term, shall promptly pay Landlord the excess amount due, if any, for the period during which Tenant's proposed "market rate of rent" was utilized as the rate of Base Rent for the Premises).

(C) Notwithstanding anything to the contrary in this Article 32, if Tenant is dissatisfied with the results of such arbitration or for any other reason Tenant elects not to proceed (regardless of whether Tenant's proposed "market rate of rent" prevails in arbitration), Tenant shall have the right to retract, terminate and rescind and to declare null and void Tenant's Exercise Notice exercising the Renewal Option by giving Landlord written notice thereof not later than ten (10) days after the decision of the arbitrators is rendered and communicated to Landlord and Tenant. In such event, Tenant's right to extend the Lease Term shall be extinguished.

     32.04 Termination. The Renewal Option shall automatically terminate and become null and void and of no force or effect upon the earlier to occur of (A) the expiration or termination of this Lease, (B) the termination of Tenant's right to possession of all or any part of the Premises as a result of a breach or default by Tenant under this Lease, or (C) the failure of Tenant to timely or properly exercise the Renewal Option.

                         ARTICLE XXXIII - STORAGE SPACE

     33.01 Storage Space. In addition to the Premises, Landlord hereby leases to Tenant and Tenant hereby accepts that certain space (the "Storage Space") consisting of approximately 3,085 square feet and identified as Storage Space No. 6, located on the concourse level of the Building. Tenant agrees to accept the Storage Space in an "as is" condition, without any representation, credit or allowance from Landlord with respect to the improvement thereof. Landlord shall provide the Storage Space with heating, air conditioning, janitorial and freight elevator service at levels and at times as are substantially in accordance with past practices.

     33.02 Storage Space Rent. In addition to all Rent required under the Lease for the Premises, (i) Tenant shall pay to Landlord as rent for the Storage Space (the "Storage Space Rent") the sum of $2,570.83 per month and (ii) Tenant shall pay for (A) the installation of a separate electrical meter and (B) all electricity consumed in the Storage Space. Monthly payments of the Storage Space Rent shall be payable at the same time and in the same manner as monthly installments of Base Rent. Charges for consumption of supplemental services requested by Tenant shall be payable within a reasonable period of time after billing. The Storage Space Rent for the Renewal Term, if applicable, shall be equal to the rental rate Landlord is generally charging other tenants in the Building for storage space similar in size, location and level of service to the Storage Space. In no event, however, shall Tenant have or be entitled to exercise the remedies set forth in Insert No. 2 of this Rider for any purported interruption in services in or for the Storage Space.

     33.03 Use. Tenant shall use the Storage Space only for storage of normal office equipment and supplies and business records and, if allowed by applicable laws, codes and ordinances, for the operation of computer equipment and a mail room. Tenant shall keep the Storage Space in a neat and orderly condition.

              ARTICLE XXXIV - TENANT'S LIMITED RIGHT OF SELF-HELP
                          AND LIMITED RIGHT OF SET-OFF


     34.01 Tenant's Limited Self-Help right. If landlord fails to maintain or to make any necessary repairs to (a) the structural components of the Building,
(b) preserve at least one functioning means of access to the Premises or (c) the major systems serving the Premises and providing services described in Section
7.01 of this Lease that Landlord is required to perform or make pursuant to the provisions of the Lease, and any such failure continues for a period of thirty
(30) days after Landlord receives written notice of such failure from Tenant (it being understood and agreed that such 30-day period may be extended for a reasonable period of time if it is not reasonably practicable for Landlord to complete such maintenance or repair within such 30-day period but Landlord commences and diligently pursues the performance of such maintenance or repair within such 30-day period) and, as a result of the condition of the Premises or the Building caused by such failure, Tenant is unable, in its good faith business judgment, to utilize any portion of the Premises which provides material services or personnel necessary for the operation of Tenant's business (or any other portion of the Premises with an aggregate rentable area of at least 5,000 square feet) for the intended purposes specified in Section 1.10 of the Lease, then at any time after the expiration of such 30-day period (as the same may be extended as provided above) and prior to the time that Landlord commences the repair work to cure such failure, Tenant, upon prior notice to Landlord, shall be entitled to make such repair or perform such maintenance, as the case may be, that Landlord has failed to make or perform. In the event that Tenant exercises its right to make such repairs or perform such maintenance as aforesaid, Landlord agrees to reimburse Tenant for the actual reasonable cost of such repairs or maintenance within thirty (30) days after Landlord receives from Tenant a written request for such reimbursement accompanied by invoices, paid receipts and full and final waivers of lien evidencing the lien-free performance of such work at the cost specified in such invoices.

     34.02 Tenant's Limited Set-Off Right. In the event Tenant exercises its right to make such repairs or perform such maintenance as provided and pursuant to the provisions of Section 34.01 and Landlord fails to reimburse Tenant for the reasonable necessary costs of such repairs or maintenance within such 30-day period if and as required by the provisions of Section 34.01 above, and provided Tenant is not otherwise in material monetary breach or default under this Lease, beyond any applicable cure period, or in material breach or default under this Lease with respect to any non-monetary obligation of Tenant, beyond any applicable cure period, then Tenant shall have the right to give Landlord a written notice of default and, if Landlord fails to make such reimbursements within five (5) business days after Landlord's receipt of such notice of default, Tenant shall have the right to set-off against Base Rent thereafter first becoming due under the Lease the amount which Tenant is entitled to receive as reimbursement (as the actual reasonable costs of such repairs or maintenance, as the case may
be); provided, however, that in no event shall the amount of such set-off for any month exceed forty percent (40%) of the amount of Monthly Base Rent (as specified in Insert No. 1 of this Lease) due for such month. The exercise of such right of set-off by Tenant shall be communicated in writing to Landlord not later than one (1) business day prior to the actual exercise of such right.

        34.03  Sole Remedies.  If Tenant exercises its right of self-help under
Section 34.01, then Tenant's sole remedy for Landlord's failure to make the repair or perform the maintenance work that gave rise to Tenant's exercise of self-help shall be to perform such self-help tasks and to recover the actual reasonable costs thereof from Landlord as provided in Section 34.01 above (failing which Tenant may exercise the set-off remedy as provided for in Section 34.02).

                            ARTICLE XXXV - CONDITION

        35.01 Condition. This Lease is conditioned upon the simultaneous execution and delivery of a Lease Termination and Assignment of Lease Agreement ( the "Termination Agreement") of even date herewith between Landlord and Tenant with respect to Tenant's lease of certain premises in the Building (including the Premises) pursuant to an Office Lease dated December 1, 1986 as amended and assigned from time to time, and receipt by Landlord of all sums required to be paid to Landlord pursuant to the Termination Agreement. If the Termination Agreement is not executed and delivered with this Lease for any reason, this Lease shall be null and void and of no further force or effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Rider to be executed as of the date first written above.


TENANT:                                      LANDLORD:

GALILEO INTERNATIONAL                        AMERICAN NATIONAL BANK AND
PARTNERSHIP, a Delaware                      TRUST COMPANY OF CHICAGO, not
general partnership                          personally but solely as
                                             Trustee, as aforesaid


By:       [sig]                                 By:       [sig]
   ---------------------------                     ---------------------------
   Its:  Senior Vice President &                   Title:
         Chief Financial Officer

                            FLOOR PLANS OF PREMISES



A-1     Concourse Level

A-2     3rd Floor

A-3     4th Floor

A-4     10th Floor








                                   EXHIBIT A
                                   ---------
                                      -1-

                                  EXHIBIT A-1


                           [FLOOR PLANS OF PREMISES]

                                  EXHIBIT A-2


                            [FLOOR PLAN OF PREMISES]

                                  EXHIBIT A-3


                            [FLOOR PLAN OF PREMISES]

                                  EXHIBIT A-4


                            [FLOOR PLAN OF PREMISES]

                                   EXHIBIT B
                             WORK LETTER AGREEMENT

                             [Tenant Performs Work]

        This Work Letter Agreement ("Work Letter") is executed simultaneously with that certain Office Lease (the "Lease") between GALILEO INTERNATIONAL PARTNERSHIP, a Delaware general partnership, as "Tenant" and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally, but as Trustee under Trust No. 107101-01, as "Landlord", relating to demised premises ("Premises") at the building commonly known as ORCHARD POINT OFFICE CENTER, Rosemont, Illinois (the "Building"), which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter Agreement, shall have the respective meanings ascribed to them in the Lease.

        For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

        1. Work. Tenant, at its sole cost and expense, may perform, or cause to be performed, work (the "Work") in the Premises provided for in Approved Plans (as defined in Paragraph 2 hereof). "Work" shall mean any improvements performed by Tenant in the Premises. Notwithstanding the foregoing, work of the types described in Insert 9.1 of the Lease shall not constitute "Work".
        2.      Pre-Construction Activities.

        a. Prior to commencing the Work, Tenant shall submit the following information and items to Landlord.

        (i) An informational construction schedule containing the major components of the Work and the estimated time required for each, including the scheduled commencement date of construction of the Work, milestone dates and the estimated date of completion of construction.

        (ii) An itemized statement of estimated construction cost, including fees for permits and architectural and engineering fees.

        (iii)

        (iv) The names and addresses of Tenant's contractors (and said contractor's subcontractors and materialmen to be engaged by Tenant for the Work (individually, a "Tenant Contractor," and collectively, "Tenant's Contractors"). Landlord has the right to approve or disapprove all or any one or more of Tenant's Contractors (which approval shall not be unreasonably withheld ([and if Landlord's approval or disapproval is not given within three (3) business days after Tenant has submitted its list of contractors, Landlord shall be deemed to have granted its approval of all contractors on such list]).

        (v) Certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant's Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

        (vi) Payment and performance bonds for all of Tenant's Contractors naming Landlord (or an agent, designee or representative appointed by Landlord's written notice to Tenant given prior to Tenant's procurement of paid bonds) as a dual obligee (unless Landlord notifies Tenant in writing that such bonds shall not be required for the Work). See insert 2(a)(vi).1 on Page 1A.

        (vii) The Plans (as hereinafter defined) for the Work, which Plans shall be subject to Landlord's approval in accordance with Paragraph 2(b) below.

        Tenant will update such information and items by notice to Landlord of any changes (other than changes of the types described on Schedule I attached hereto).

        (b) As used herein the term "Approved Plans" shall mean the Plans (as hereinafter defined), as and when approved in writing by Landlord. As used herein, the term "Plans" shall mean the full and detailed architectural and engineering plans and specifications covering the Work (including, without limitation, architectural, mechanical and electrical working drawings for the
Work). The Plans shall be subject to Landlord's approval and the approval of all local governmental authorities requiring approval of the work and/or the Approved Plan. Landlord shall give its approval or disapproval (giving specific reasons in case of disapproval) of the Plans within three (3) business days after their delivery to Landlord (if Landlord's approval or disapproval is not given within such 3-business day period, Landlord shall be deemed to have granted its approval). Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall


                                  Exhibit B
                                     -1-

Insert 2(a)(vi).1

        Notwithstanding anything in Paragraphs 2(a)(vi) or 9 of this Work Letter Agreement to the contrary, provided (i) Galileo International Partnership or an Affiliate is the "Tenant" under the Lease and the Premises then consists of at least 50,000 rentable square feet, (ii) if a lien was filed in connection with any prior Work or Alterations, Tenant promptly performed its obligations under Section 9.03 of the Lease with respect to such lien claim and thereafter used diligent efforts to cause the discharge of such lien, and
(iii) Tenant is not in "material monetary breach or default" (as defined in the Lease) under the Lease, beyond any applicable cure periods, or in material breach or default under the Lease, beyond any applicable cure periods, then Tenant shall not be required to deliver payment and performance bonds or to establish a construction escrow for any Work which will be completed during the first two years of the Lease Term.




                                  Exhibit B
                                     -1A-
not be deemed to have acted unreasonably if it withholds its approval of the Plans because, in Landlord's reasonable opinion: the Work as shown in the Plans is likely to adversely affect in a material manner Building systems, the structure of the Building or the safety of the Building and/or its occupants; the Work as shown on the Plans might impair Landlord's ability to furnish services to Tenant or other tenants; the Work would materially increase the cost of operating the Building; the Work would violate any governmental laws, rules or ordinances (or interpretations thereof); the Work contains or uses hazardous or toxic materials or substances; the Work would adversely affect the appearance of the Building; or the Work might adversely affect another tenant's premises. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing (provided Landlord must in all events act reasonably). If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall, submit to Landlord, for its approval, the Plans amended in accordance with the changes so required before commencing or resuming the Work. The Plans shall also be revised, and the Work shall be changed, all at Tenant's cost and expense, to incorporate any work required in the Premises by any local governmental field inspector. Landlord's approval of the Plans shall in no way be deemed to be (i) an acceptance or approval of any element therein contained which is in violation of any applicable laws, ordinances, regulations or other governmental requirements, or (ii) an assurance that work done pursuant to the Approved
Plans will comply with all applicable laws (or with the interpretations thereof) or satisfy Tenant's objectives and needs. See Insert 2(b).1 on Page 2A.

(c)  No Work shall be undertaken or commenced by Tenant in the Premises until
(i) Tenant has delivered, and Landlord has approved (to the extent Landlord's approval is required), all items set forth in Paragraph 2(a) above, and (ii) all necessary building permits have been applied for and obtained by Tenant.

        (d)

        3. Delays. Tenant shall be responsible for Rent and all other obligations set forth in the Lease from the Commencement Date, and no delay in completion of the Work shall relieve Tenant of any of its obligations under the Lease.

        4. Charges and Fees. Tenant shall pay Landlord a supervisory fee in an amount equal to two percent (2%) of the direct cost of the materials and labor for the Work (and all change orders with respect thereto) (excluding any costs attributable to the purchase or installation of carpeting or wall or floor coverings, painting or demolition, moving and installation of furniture systems) to defray Landlord's administrative and overhead expenses incurred to review the Plans and coordinate with Tenant's on-site project manager the staging and progress of the Work. See Insert 4.1 on Page 2A.

        5. Change Orders. All changes to the Approved Plans requested by Tenant involving (i) a material change, (ii) a change affecting the structure or mechanical, plumbing, electrical or other systems of the Building, (iii) a change in partitions (which would affect the mechanical systems of the Building) or (iv) a change affecting load-bearing attributes of the Premises must be approved by Landlord in accordance with Paragraph 2(b) above in advance of the implementation of such changes as part of the Work (which approval shall not be unreasonably withheld). All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall not affect Tenant's obligations under the Lease. All increases in the cost of the Work resulting from such change orders shall be borne by Tenant.

        6. Standards Of Design And Construction And Conditions Of Tenant's Performance. All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 6, except as the same may be modified in the Approved Plans approved by or on behalf of Landlord and Tenant.

        (a) Tenant's Approved Plans and all design and construction of the Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord's fire insurance underwriters.
                                                                     10/18/93
                                   Exhibit B
                                      -2-

Insert 2(b).1


        Landlord agrees that it shall not disapprove the Plans or require Tenant to reconfigure interior walls in the Premises solely because Landlord will have to bear the cost and expense of removing and/or remodeling the Premises to prepare the same for occupancy by a successor tenant after the expiration or earlier termination of the Lease Term or Tenant's right of possession of the Premises, as the case may be. In addition, Landlord agrees that Landlord shall not disapprove any Plan based solely upon purely aesthetic or design features which are not visible from the exterior of the Premises. Nothing herein shall release Tenant of any obligation it may have to remove portions of the Work, alterations or any other leasehold improvements or items pursuant to Section 9.04 of the Lease.

Insert 4.1

        In addition to the supervisory fee, Tenant shall reimburse Landlord for all out-of-pocket costs or expenses paid or incurred by Landlord relating to review of the Plans or the Work by third parties (including, without limitation, Landlord's engineering consultants).







                                   Exhibit B
                                   ---------
                                      -2A-

        (b) Tenant shall, at its own cost and expense, obtain all required building permits and occupancy permits. Tenant's failure to obtain such permits shall not affect Tenant's obligations under the Lease.

        (c) Tenant's Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and subcontractors and with other contractors and subcontractors in the Building. All work shall be coordinated with any other construction or other work in the Building in order not to materially and adversely affect construction work being performed by or for Landlord or its tenants.

        (d) Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work which pertains to the integration of the Work with other improvements in areas of the Building other than the Premises.

        (e) Tenant shall use only new, first-class materials in the Work, except where explicitly shown in the Approved Plans. All Work shall be done in good and workmanlike manner. Tenant shall obtain such contractors' warranties relative to the Work as Tenant, in its sole discretion, deems appropriate.

        (f) Tenant and Tenant's Contractors shall use reasonable efforts and take all steps appropriate to assure that all construction activities undertaken comport with the reasonable expectations of all tenants and other occupants of a fully-occupied (or substantially fully occupied) first-class office building and do not unreasonably interfere with the operation of the Building or with other tenants and occupants of the Building. In any event, Tenant shall comply with all reasonable rules and regulations existing from time to time at the Building. Tenant and Tenant's Contractors shall take all reasonable precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of other affected by the Work and to properly police same. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building. If and as required by Landlord, the Premises shall be sealed off from the balance of the office space on the floor(s) containing the Premises so as to minimize the dispersement of dirt, debris and noise.

        (g) Landlord shall have the right to order Tenant or any of Tenant's Contractors who violate the requirements imposed on Tenant or Tenant's Contractors in performing work, if such violations continue after written notice from Landlord to Tenant, to cease work and remove its equipment and employees from the Building. No such action by Landlord shall delay Tenant's obligation to pay Rent or any other obligations set forth in the Lease.

        (h) Utility costs or charges for any service (including HVAC, hoisting or freight elevator and the like) to the Premises shall be the responsibility of Tenant. Tenant shall pay for all support services provided by Landlord's contractors at Tenant's request or at Landlord's discretion resulting from breaches or defaults by Tenant under this Work Letter Agreement. All use of freight elevators is subject to scheduling by Landlord and the rules and regulations of the Building. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building's waste containers. If required by Landlord, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes. See Insert 6(h).1 on Page 3A.

        (i) Tenant shall permit access to the Premises, and the Work shall be subject to inspection, by Landlord and Landlord's architects, engineers, contractors and other representatives, at all times during the period in which the Work is being constructed and installed and following completion of the Work. See Insert 6(i).1 on Page 3A.

        (j) Tenant shall proceed with its work expeditiously, continuously and efficiently, and shall use its best efforts to complete the same within a reasonable period of time. Tenant shall notify Landlord upon completion of the Work and shall furnish Landlord and Landlord's title insurance company with such further documentation as may be necessary under Paragraph 8 and 9 below.

        (k) Tenant shall have no authority to deviate from the Approved Plans in performance of the Work except as authorized by Landlord and its designated representative in writing as provided in Paragraph 5 above. Tenant shall furnish to Landlord "as-built" drawings of the Work within thirty (30) days after completion of the Work.

        (l) Landlord, at Landlord's cost, shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto. See Insert 6(i).1 on Page 3A.





                                   Exhibit B
                                   ---------
                                      -3-

Insert 6(h).1

        Notwithstanding anything in this Work Letter Agreement to the contrary, Landlord agrees that it shall not charge Tenant for hoisting or freight elevator services during Business Hours.

Insert 6(i).1

        Landlord agrees that in connection with its entry into the Premises pursuant to Paragraphs 6(i) and 6(l) of this Work Letter Agreement, Landlord shall provide at least 4 hours prior oral or telephonic notice to Tenant at the Premises (excluding emergencies or when accompanied by Tenant's personnel, when no such notice shall be required). Landlord shall use reasonable efforts to minimize interference with Tenant's occupancy of the Premises and the performance of the Work in connection with any such entry into and work in the Premises.

                                   Exhibit B
                                      -3A-

            (m) Tenant shall impose on and enforce all applicable terms of this Work Letter Agreement against Tenant's architect and Tenant's Contractors.

        7.  INSURANCE AND INDEMNIFICATION.

            (a) In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant's Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and the following minimum limits of liability.

                (i) Worker's Compensation and Employer's Liability Insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any Employee Benefit Acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant's Contractors from liability under the aforementioned acts.

                (ii) Comprehensive General Liability Insurance (including Contractors' Protective Liability) in an amount not less than $1,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $5,000,000.00. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant's Contractors or by anyone directly or indirectly employed by any of them.


                (iii) Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant's Contractors, or by anyone directly or indirectly employed by any of them.


All policies (except the worker's compensation policy) shall be endorsed to include as additional insured parties the parties listed on, or required by, the Lease, Landlord's mortgagees, property manager, and their respective beneficiaries, partners, directors, officers, and employees. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workmen's compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days' prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days' notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause. See Insert 7.1 on Page 4A.

        (b) Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, the parties listed, or required by, the Lease to be named as additional insureds, Landlord's mortgagees, property manager, and their respective beneficiaries, partners, directors, officers, and employees from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the negligent acts or omissions or wilful misconduct of Tenant or its contractors, agents or employees in connection with the Work
                                   EXHIBIT B

Insert 7.1


     Landlord shall maintain, at Landlord's expense (but subject to inclusion in Operating Expenses), "all risk" builders risk insurance upon the Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurance interest therein) in the Work and shall insure against the perils of loss and extended coverage and shall include "all risk" builders risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. Such insurance shall be written as a primary policy. Any loss insured under said builders risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord, as trustee for the insureds, as their interests may appear. Provided Tenant is not in monetary or other material default under the Lease (after the expiration of any applicable notice and cure periods), and no liens or lien claims exist with respect to the Work, or any portion thereof, such proceeds shall be made available to Tenant to restore the improvements and property damaged by the casualty or, if the Lease is terminated as a result of such casualty, shall be paid to Tenant. Landlord's mortgagees shall have no claim or right to the proceeds from the foregoing insurance greater than that of Landlord hereunder. Landlord agrees that it shall not make a claim under any of Tenant's insurance policies to the extent the loss relates to any leasehold improvements or alterations that are required to be covered by the insurance policy described in this Insert 7.1.


                                   Exhibit B
                                      -4A-

It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

        8.  COMPLETION OF THE WORK.

            (a) Upon completion of the Work, Tenant shall furnish Landlord with full and final waivers of liens and contractors' affidavits and statements, in such form as may be required by Landlord, and Landlord's title insurance company, if any, from all parties performing labor or supplying materials or services in connection with the Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building. Tenant shall submit to Landlord a detailed breakdown of Tenant's total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.

        9.  CONSTRUCTION ESCROW.

        Prior to commencement of any construction or performance of any Work or payment to or by Tenant or to any of Tenant's Contractors, Tenant shall at Land lord's option, establish a construction escrow or other payment procedure acceptable to Landlord at a title insurance company designated by Landlord providing for payment to Tenant's Contractors and payment of all other costs associated with the Work as the Work progresses, upon the title insurance company's satisfactory review of lien waivers and sworn statements from Tenant's Contractors and other applicable parties and upon the title insurance company's willingness to issue title insurance over mechanic's liens relating to Tenant's contracts and the Work to the date of each draw, subject to insert
9.03 of the Lease, Tenant shall pay for the Work when required under its contracts for the Work and shall not permit the Premises or the Building to be come subject to any lien or claim of lien on account of labor, material or services furnished to or for the benefit of Tenant. Prior to commencement of the Work, Tenant shall deposit funds into the construction escrow, in amounts sufficient to pay the costs of the Work. Tenant may not withdraw funds except to pay Tenant's Contractors unless Landlord has consented to such withdrawal. The construction escrow agreement shall contain the foregoing restriction on withdrawal of funds by Tenant (Landlord agrees not to unreasonably withhold its consent to any withdrawal) and shall also provide that if any mechanic's lien is filed in connection with the Work, and Tenant does not discharge, bond over or provide other security for such lien pursuant to Section 9.03 or Insert 9.03 of the Lease, Landlord may use and withdraw the funds in the escrow to pay for the Work or remove the lien without Tenant's consent. Tenant shall provide such contractor's affidavits, tenant (owner) statements, partial and final waivers of lien, architect's certificates and any additional documentation (including, without limitation, Tenant or contractor personal undertakings) which may be reasonably requested by Landlord, or such title insurance company in connection with said escrow or consistent with any other title insurance requirements concerning the Work. See Insert 2(a)(vi).1

        10.  MISCELLANEOUS.

        (a) If the Plans for the Work require the construction and installation of more fire hose cabinets or telephone/electrical closets than the number regularly provided by Landlord in the core of the Building in which the Premises are located, Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets or telephone/electrical closets.

        (b)  Time is of the essence of this Work Letter Agreement.

        (c) Any person signing this Work Letter Agreement on behalf of Landlord and Tenant warrants and represents he has authority to sign and deliver this Work Letter Agreement and bind the party on behalf of which he has signed.

        (d) Tenant's failure to pay any amounts owed by Tenant hereunder when due or Tenant's failure to perform its obligations hereunder shall also constitute a default under

                                   EXHIBIT B                           10/18/93
                                      -5-
        the Lease and if, after notice, such failure continues beyond the cure period applicable thereto as provided in Sections 15.01(A) and (C) of the Lease, then Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

            (e) Notices under this Work Letter shall be given in the same manner as under the Lease.

            (f) Subject to Article 23 of the Lease, the liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith (including, without limitation, the Lease) shall be limited to and enforceable solely against Landlord's interest in the Building.

            (g)  The headings set forth herein are for convenience only.

            (h) This Work Letter and the Lease sets forth the entire agreement of Tenant and Landlord regarding the Work. This Work Letter may only be amended if in writing, duly executed by both Landlord and Tenant.

            (i) All amounts due from Tenant hereunder shall be deemed to be Rent due under the Lease.

        11. ON-SITE PROJECT MANAGER.

        As a condition of Tenant's right to commence and perform the Work, Landlord reserves the right to require Tenant to designate an on-site project manager (who may be an employee of Tenant or of Tenant's general contractor) approved in advance by and reasonably acceptable to Landlord, who will be charged with the task of performing daily supervision of the Work. Such on-site manager shall be familiar with all rules and regulations and procedures of the Building and all personnel of the Building engaged directly or indirectly in the management, operation and construction of the Building. Such on-site project manager shall be accountable and responsible to Tenant and to Landlord and, where necessary, shall serve as a liaison between Landlord and Tenant with respect to the Work. The entire cost and expense of the on-site project manager shall be borne and paid for by Tenant.

        12. EXCULPATION OF LANDLORD AND HEITMAN.

        Notwithstanding anything to the contrary contained in this Work Letter Agreement (but subject to Article 23 of the Lease), it is expressly understood and agreed by and between the parties hereto that:

            (a) The recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter Agreement (collectively, "Landlord's Work Letter Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under this Lease Documents are a part (hereinafter, "Landlord's Real Estate") and not to any other assets of Landlord or its beneficiaries; and

            (b) Except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Heitman/JMB Advisory Corporation or Heitman Properties Ltd., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

        It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Building, the Land and the Premises to the terms of this lease and for no other purpose whatsoever, and in case of default hereunder by Landlord (or default through, under or by any of its beneficiaries, or agents or representatives of said beneficiaries), the Tenant shall look solely to the interests of Landlord in the Building and Land; that this lease is executed and delivered by Landlord not in its own right, but solely in the exercise of the powers conferred upon it as such Trustee; that neither the Landlord nor any of Landlord's beneficiaries shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and no liability or duty shall rest upon Landlord to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; and that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, said Landlord, American National Bank and Trust Company of Chicago, a national banking association, individually or personally, but only as Trustee under the provisions of a Trust Agreement dated December 6, 1988 and known as its Trust No. 107101-01, or against any of the beneficiaries under said Trust Agreement, or their respective agents, on account of this lease or on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this lease


                                   EXHIBIT B
                                      -6-
contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

        IN WITNESS WHEREOF, this Work Letter Agreement is executed as of this 31st day of March, 1995



                                   LANDLORD

                                   AMERICAN NATIONAL BANK AND TRUST
                                   COMPANY OF CHICAGO, not personally, but as Trustee aforesaid

                                   By:  [sig]
                                        -------------------------------------

                                   Its:
                                        -------------------------------------


                                   TENANT:

                                   GALILEO INTERNATIONAL PARTNERSHIP,
                                   ------------------------------------------
                                   a Delaware general partnership


                                   By:  [sig]
                                        -------------------------------------

                                        Senior Vice President &
                                   Its: Chief Financial Officer
                                        -------------------------------------




                                   EXHIBIT B

                             RULES AND REGULATIONS

        1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation or interests of Landlord and its tenants, provided that nothing herein contained shall be construed to prevent such access by persons with whom the tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

        2. No awnings or other projections shall be attached to the outside walls or surfaces of the Building nor shall the interior or exterior of any windows be coated without the prior written consent of Landlord. Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and of a quality, type, design and bulb color approved by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

        3. No sign, picture, plaque, advertisement, notice or other material shall be exhibited, painted, inscribed or affixed by any tenant on any part of, or so as to be seen from the outside of, the Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

        4. The toilets and wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

        5. No tenant or its officers, agents, employees or invitees shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of Landlord and as Landlord may direct.

        6. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises and no cooking shall be done or permitted by any tenant on the Premises except that microwave cooking in a UL-approved microwave oven and the preparation of coffee, tea, hot chocolate and similar items for the tenant and its employees and business visitors shall be permitted. Tenant shall not cause or permit any unusual or objectionable odors to escape from the Premises.

        7. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal Purposes.

        8. No tenant or its officers, agents, employees or invitees shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with occupants of this or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.

        9. No tenant or its officers, agents, employees or invitees shall throw anything out of doors, balconies or down the passageways.

        10. Tenant shall not maintain armed security in or about the Premises nor possess any weapons, explosives, combustibles or other hazardous devices in or about the Building and/or Premises.

        11. No tenant or its officers, agents, employees or invitees shall at any time use, bring or keep upon the Premises any inflammable, combustible, explosive, foul or noxious fluid, chemical or substance, or do or permit anything to be done in the leased Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire


                                   EXHIBIT C

Department or the fire laws, or with any insurance policy upon the Building, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority.

        12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each tenant must, upon the termination of this tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

        13. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be made upon previous notice to the manager of the Building and under his or her supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prohibit or impose conditions upon the installation in the Premises of heavy objects which might overload the building floors. Landlord will not be responsible for loss of or damage to any safes, freight, bulky articles or other property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the tenant.

        14. No tenant shall purchase or otherwise obtain for use in the Premises water, ice, towel, vending machine, janitorial, maintenance or other like services, or accept barbering or bootblacking services, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

        15. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

        16. Landlord reserves the right to exclude from the Building between the hours of 10:00 p.m. and 7:00 a.m. and at all hours of Saturdays, Sundays and legal holidays all persons who do not present a pass signed by Landlord. Landlord shall furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom he requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same, by the closing of the gates and doors or otherwise, for the safety of the tenants and others and the protection of the Building and the property therein.

        17. Any persons employed by any tenant to do janitorial work, shall, while in the Building, be subject to the prior written approval of the Landlord and subject to the Rules and Regulations of the Building. Tenant shall be responsible for all acts of such persons and Landlord shall not be responsible for any loss or damage to property in the Premises, however occurring.

        18. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress, and left locked when not in use.

        19. The requirements of tenants will be attended to only upon application to the Office of the Building.

        20. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

        21. All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

        22. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

        23. There shall not be used in any space, or in the public halls of the Building either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

        24. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be

                                   EXHIBIT C                     10/18/93
subject to the approval of Landlord. All such work shall be effected pursuant to permits issued by all applicable governmental authorities having jurisdiction.

        25. No vendor with the intent of selling such goods shall be allowed to transport or carry beverages, food, food containers, etc., on any passenger elevators. The transportation of such items shall be via the service elevators in such manner as prescribed by Landlord.

        26. Tenants shall cooperate with Landlord in the conservation of energy used in or about the Building, including without limitation, cooperating with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes or other window coverings when the sun's rays fall directly on windows of the Premises, and closing windows and doors to prevent heat loss. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, lighting, ventilating and air conditioning system and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves, and shall in general use heat, gas, electricity, air conditioning equipment and heating equipment in a manner compatible with sound energy conservation practices and standards.

        27. All parking ramps and areas, pedestrian walkways, plazas and other public areas forming a part of the Building shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

        28. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

        29. Tenant and its employees, agents, subtenants, contractors and invitees shall comply with all applicable "no-smoking" ordinances and, irrespective of such ordinances, shall not smoke or permit smoking of cigarettes, cigars or pipes outside of Tenant's Premises (including plaza areas) in any portions of the Building except areas specifically designated as smoking areas by Landlord. If required by applicable ordinance, Tenant shall provide smoking areas within Tenant's Premises.

                                   EXHIBIT C                           10/18/93

                                   Exhibit G


                 Current Janitorial and Cleaning Specifications




TENANTED AREAS

A. Nightly:

   1. Carpeted Floors. All carpeted floors will be carefully vacuumed daily, moving only chairs. All furniture will be replaced to its original position. Vacuum under all desks and large furniture, where possible.


   2. Uncarpeted Floors. All hard-surfaced floors will be dust-mopped nightly, using a treated dust mop, moving all light furniture. All furniture will be replaced to its original position. Mop under all desks and large furniture, where possible. Spot clean where necessary to remove spills and smudges and spray buff as necessary.

   3. Dusting. Using a treated dust cloth, wipe all furniture tops, legs and sides. Wipe clean telephones, moving lamps, ash trays, and other accessories. Dust wipe all horizontal surfaces within reach, including window ledges, moldings and sill on glass and banker-type partitions. Papers left on desk tops will not be moved.

   4. Furniture and Accessories. Wipe file cabinets, telephones and accessories to remove streaks, stains, spills and fingermarks. Wash blackboards and chalk trays. Empty and clean all waste baskets and replace liners where necessary. Liners to be provided by Owner.

                5. Desk Tops. Clean with a mild soap solution, all steel desk tops and polish wooden desks and furniture as required. Clean tops of all glass topped furniture.

                6. Doors and Walls. All doors, jambs, walls, window mullions and glass partitions will be spot-cleaned to remove streaks, smudges, fingermarks, spills and stains, paying particular attention to walls around switchplates and door jambs and doors around knob opening edges.

                7. Trash Removal. Empty and clean all waste receptacles, and remove waste paper and replace liners in each receptacle. Dust interiors of receptacles and wash as necessary.

                8. Stairways. Dust mop all private stairways and vacuum, if carpeted.

                9. Private Washrooms. Clean and sanitize all private washrooms, including toilets, related plumbing fixtures, mirrors, and other cleanable surfaces.


               10. Building Recycling. Contractor agrees to pull all recyclable white paper, aluminum cans, and newspapers from tenant space on an as needed basis without additional charge to the Owner. The Contractor agrees to keep the above recyclable materials separate from the normal building trash stream such that the above recyclable materials are ultimately deposited in separate trash dumpsters on the loading dock.


   B.   Weekly:

        1. Carpeted Floors. All carpeted floors will be edged with a small broom or other edging tool, paying particular attention to corners, behind doors and around furniture legs and bases. Baseboards will be wiped with a treated dust cloth and spot cleaned where necessary.

        2. Uncarpeted Floors. All hard-surfaced floors will be spray buffed with an electric rotary buffing machine as necessary. All wax marks will be removed from baseboards, doors and frames.

        3. Furniture. Wipe with treated dust cloth, all chair legs and rungs and furniture legs and other areas of furniture and accessories not dusted during the nightly dusting.

        4. Bright Work. Wipe clean all bright work, including but not limited to chrome hardware.


   C.   Monthly:

        1. High-Dusting. All horizontal surfaces and ledges such as picture frames, etc., that are beyond the reach of normal nightly dusting, will be dusted monthly using a treated dust cloth.

        2. Glass Partitions and Doors. All glass doors and partitions will be thoroughly washed, dried and polished, but not less than once a month. All water marks and stains will be wiped from adjoining surfaces.

        1. Uncarpeted. All uncarpeted stairs and landings will be wet mopped and dried monthly.

        2. Dusting. All risers, handrails, stingers, baseboards, light fixtures and all horizontal ledges and surfaces will be wiped with a treated dust cloth.

c.      Quarterly:

        1. High-Dusting. All high-dusting, including but not limited to, door closers and all other surfaces not reached during normal dusting operations, will be dusted or cleaned, as necessary, but not less often than each three months.

        Snow Removal

        Contractor shall remove all snow which accumulates on the exterior sidewalks, exterior stairs, exterior walkways and exterior entrances leaving all areas in a clean and trip/hazard free condition. Contractor shall ensure the areas described snow removal responsibilities are completed by 7:00 a.m. each occurrence. Owner will provide all materials required for the snow removal.

        Miscellaneous

        A. Under no circumstances is Contractor to use tenant kitchens, refrigerators or vending machines.

        B. There will be no smoking while in tenant areas or while performing assigned duties elsewhere.

        C. Vacant Areas will receive an initial complete and thorough cleaning and will be cleaned periodically when requested by Owner's agent.

D.      Quarterly:

        1. Fabric Furniture. Thoroughly vacuum all fabric furniture every three months.

        2.  Baseboards.  Wash all baseboards every three months.

        3.  Venetian Blinds.  Clean and dust venetian blinds.

        4. Uncarpeted Floors. All hard-surfaced floors will be completely stripped, removing al finish down to the bare, clean floor. After the floors have been mopped, rinsed, and dried, they will be refinished and machine polished to a uniformly bright, clean appearance. All was spills and splashes will be removed from baseboards, doors jambs, and walls.

        5. Waste Baskets. As requested by Owner or Tenant, thoroughly wash waste baskets inside and out, dry and replace to their original position using plastic liners, furnished by Owner.

        JANITORIAL CLOSETS AND STORAGE ROOMS

        All janitors closets, mop sinks, storage rooms, restrooms, lunchrooms, work areas provided by Owner for use of Contractors personnel, will be kept in a neat, clean and orderly condition at all times. Mop sinks and the area immediately adjacent will be thoroughly cleaned immediately after each use. The restrooms will be maintained in the same condition as the public restrooms. Before leaving the premises each night, all of the service areas will be dust-mopped and spot cleaned, where necessary but not less often than every sixth days. Concrete floors will be dust-mopped nightly and wet-mopped monthly. All doors and walls will be spot-cleaned nightly.

        TENANT STORAGE -- AREAS BASEMENT

        All concrete floors in storage areas and adjacent corridors (not lockers) will be kept in a neat, clean and orderly condition, free from dirt, dust and debris. These areas will be checked daily and swept, using sweeping compound if necessary, but not less than once per month, or as needed. Any discrepancies, safety or fire hazards will be reported to the Building Manager.

        STAIRWELLS

A.      Daily:

        1. Carpeted. All tenant and common areas carpeted stairs and landings will be vacuumed at least once daily to remove all dust, litter and footprints and spot-cleaned, as necessary, to remove all spills and stains.

        2. Uncarpeted. All uncarpeted stairs and landings will be swept with a treated dust mop daily and spot-cleaned, as necessary, to remove all spills and stains.

B.      Monthly:

                              ADDITIONAL SERVICES
                             GALILEO INTERNATIONAL
                            3rd, 4th and 10th Floors
                          ORCHARD POINT OFFICE CENTER


                              Janitorial Schedule

   DAILY:
        1. Empty wastebaskets; insert liners if required (supplied by customer.)
        2. Transport trash to designated areas.
        3. Empty and damp clean ashtrays.
        4. Dust horizontal surfaces of all furniture, including desks, chairs and tables.
        5. Clean and sanitize drinking fountains.
        6. Spot clean reception lobby glass.
        7. Spot clean interior glass in partition and doors.
        8. Remove fingerprints from front doors, frames, light switches, kick and push plates, and handles.
        9. Papers on desks, drafting tables, filing cabinets, etc. are not to be disturbed.
       10. Damp clean blackboards (on request only).
       11. Dust mop hard surface floors.
       12. Spot mop for spillage on hard surface floors.
       13. Vacuum carpet with upright vacuum and spot clean small stains.
       14. Turn out lights and properly secure doors.

   WEEKLY:
        1. Dust all exposed surfaces of furniture, filing cabinets, bookcases, and shelves.
        2. Spot clean walls.
        3. Clean and sanitize telephones.
        4. Low dust all horizontal surfaces to hand height (70"), in frames, ducts, radiators, furniture legs, etc.
        5. Damp mop hard surface floors.
        6. Spray buff resilient tile floors.
        7. Dust plastic chair mats.

MONTHLY:
        1. Vacuum inaccessible areas under desks, between furniture and walls, along edge of walls, etc.


ANNUALLY:
1. Strip and refinish resilient tile floors.
2. Dust wall paneling.
3. Dust venetian blinds.
4. Clean ceiling and wall mounted supply and return air grills.
5. High dust above head light.

                                  EXHIBIT E


                        THE SECOND FLOOR TEMPORARY SPACE

                                  EXHIBIT F

                 Air Conditioning and Heating Specifications


     The ventilation air-cooling and heating system for the Building shall provide temperature conditions in the Premises within the following ranges (and within normal tolerances for a first class office building in the O'Hare corridor): (i) no greater than +78 degrees Fahrenheit (hereinafter "F") when the outside temperature is greater than +94 degrees F and (ii) no lower than +70 degrees F and no greater than +78 degrees F when the outside temperature is more than +0 degrees F and less than +95 degrees F. Such system specifications assume customary density and the absence of heat generating equipment that might affect the temperature condition, as well as proper usage of installed window coverings to diminish solar heat.

                                  EXHIBIT H

                       THE ELEVENTH FLOOR TEMPORARY SPACE

                     [AMERICAN NATIONAL BANK LETTERHEAD]
                             LAND TRUST DEPARTMENT

                                April 3, 1995



        RE: Land Trust Number 107101-01



To Whom It May Concern:

        At the direction of the beneficiary(ies) of the above-captioned land trust, please pay the proceeds of the (sale)(mortgage)(loan) to the order of or at the direction of: HEITMAN PROPERTIES, LTD., AS AGENT TO ORCHARD POINT PARTNERS, AN ILLINOIS GENERAL PARTNERSHIP.





                                            Sincerely,

                                  American National Bank & Trust
                              Company of Chicago, not individually,
                                   but as trustee as aforesaid

                                        /s/Anita M. Lutkus
                                        ------------------
                                         Anita M. Lutkus
                                          Trust Officer